EXHIBIT A
BASIC LEASE PROVISIONS

This Exhibit A contains a summary of the basic provisions of the Lease (the “Lease”) between the Owner and Tenant and concerning the Leased Premises hereinafter described. Reference is made to the main body of the Lease to which this Exhibit is attached for the complete terms and provisions thereof. References to Articles and Sections are to the Lease.

The words and figures set forth in paragraphs A to S, both inclusive, are part of the Lease wherever appropriate reference is made thereto, unless they are expressly modified elsewhere in the Lease. References to Section or Article numbers are to relevant portions of the Lease.

A. Date of Execution: April 25, 2000

B. Owner: RODERICK D. SEIGLE, Trustee of the SEIGLE FAMILY TRUST dated October 14,1988, dba WATSONVILLE CROSSROADS

C. Tenant's Legal Name: COMMUNITY BANK OF CENTRAL CALIFORNIA, a Calif. Corp.

D. Tenant's Trade Name: [same]

E. Shopping Center: The improved real property commonly known as WATSONVILLE CROSSROADS SHOPPING CENTER more particularly described and depicted on the Site Plan marked Exhibit B located at: Green Valley & Main Streets, Watsonville, California.

F. Leased Premises and Address: The Leased Premises consist of the area generally outlined in color on Exhibit B, containing the following approximate measurements (See Exhibit C for specific dimensions): Floor Area: 971 +/- square feet. See Section 1.02

Address of Leased Premises: 1915 Main Street, Watsonville, CA 95076

G. Use of Leased Premises: Commercial Banking.

H. Term: Three (3) years, commencing upon completion of Tenant Improvements and issuance of occupancy permit by City of Watsonville, but in any event no later than September 1, 2000, and ending three (3) years thereafter. The precise Commencement Date will be confirmed by a Commencement Addendum (Section 1.04) (form attached as Addendum One). Tenant may take possession of the Premises upon execution of this Lease and payment of required sums for purpose of constructing Tenant Improvements.

Option to Extend: Tenant shall have an option to extend the term for two additional three (3) year terms, as more particularly described in Addendum Two.

I. Rent: Tenant will pay monthly rent as provided in Article Two of the Lease, summarized below:

Fixed Monthly Rent: The following fixed monthly rent, triple net (NNN), shall be payable as provided in Article Two of the Lease.

First lease year $0.89 per square foot, NNN ($864.19/mo + NNN)
Second lease year $1.30 per square foot, NNN ($l,262.30/mo + NNN)
Third lease year $1.34 per square foot, NNN ($1,301.14/mo + NNN)

Additional Rent: Tenant’s prorata share of Shopping Center Operating Costs (NNN) (aka CAMs) as defined in Section 9.01 (currently estimated at 350 per square foot per month, not including promotional and advertising assessments paid to Merchants Association) commencing when Owner makes Premises available for occupancy and payable monthly, subject to adjustment quarterly to actual as provided in Section 9.01. Various additional charges may apply if incurred by Tenant (see Section 2.01).

Merchant's Association: The usual annual Merchant's Association dues are 50(pound) per square foot or a minimum of Five Hundred Dollars ($500.00) per year. Tenant will pay a prorated share to the Merchant's Association in the first lease year

J. Security Deposit: Tenant must pay a security deposit of ONE THOUSAND FIVE HUNDRED DOLLARS ($1,500). The Security Deposit will be held by Owner under the lease provisions of Article Seven.

K Late Charge: Six percent (6%) of unpaid amounts per Section 2.05.

L. Payment on Execution: Tenant will pay the following upon execution of this Lease:

First month's rent	$ 864.19
One month's CAMs (estimate)	339.85
Security Deposit	1,500.00
Prorated Merchant's Dues (July-Dec)	250.00
Total due on execution	$ 2,954.04

M. Owner's Address for Rent and Notices:

     SEIGLE TRUST dba WATSONVILLE CROSSROADS
     155 Westridge Drive
     Watsonville, CA 95076
     Phone (831) 722-7609
     Fax (831) 722-4629

N. Tenants' Addresses and Phone Numbers for Notices (if different than premises):

     COMMUNITY BANK OF CENTRAL CALIFORNIA
     1915 Main Street
     Watsonville, CA 95076
     Phone (831)
     Fax (831)

O. Addenda: The following addenda are attached hereto and made a part hereof:

     Addendum One: Commencement Addendum
     Addendum Two: Option to Extend

P. Signage: Tenant agrees to have its signage prepared in compliance with Exhibit D installed no later than thirty (30) days after the Commencement Date. Prior to that date, Tenant may install signs both on the front and the side of the south side of the building, subject to the Owner’s approval and any requirements of the City of Watsonville. Owner will remove the striped awning currently in place over the entrance. Front signage must fit within the existing facia.

Q. Leasehold Improvements: Owner will make those improvements specified on Exhibit E; Tenant will be responsible for the remaining improvements required for Tenant's use of the Premises. Owner encourages Tenant to coordinate its improvements with Owner to expedite Tenant's move-in, e.g. any electrical changes needed by Tenant could be done while Owner's electrician is on-site.

R. Financial Statements: This Lease is conditioned upon Owner's approval of Tenant's financial statements. Tenant agrees to submit current financial statements for the last two tax years to Owner for review and approval on or before the execution of this Lease. In addition, Tenant corporation agrees to provide Owner with annual calendar year financial statements by April 1 of each year

S. Deleted Clauses in Lease. Sections 3.01, 3.02,3.03,4.01, 4.02, 6.03, and 8.04 shall be deemed deleted from the Lease.

OWNER:	TENANT:
SEIGLE FAMILY TRUST dated October 14,1988	COMMUNITY BANK OF CENTRAL CALIFORNIA
a California Corporation
By: /s/ RODERICK D. SEIGLE	By: /s/ HARRY D. WARDWELL
Roderick D. Seigle, Trustee	Sr. VP, Branch Administrator
[print name and title of authorized officer]
Harry D. Wardwell

Exhibit B
[Graphic Omitted]

Exhibit C
[Graphic Omitted]

Exhibit D

SIGNS

INTRODUCTION

The following represents the criteria for an overall sign program for the Watsonville Crossroads Shopping Center. These criteria have been established for the purpose of assuring a coordinated sign program for the mutual benefit of all Tenants. Conformance will be strictly enforced. Any installed non-conforming or unapproved sign must be brought to conformance at the non-conforming Occupant’s expense.

Owner’s Property Manager is empowered to administer and interpret the criteria, but he is not authorized to approve any departure from the criteria without approval of the Owner and the City of Watsonville.

GENERAL CRITERIA

1. General Requirements:

a. All signs shall be in conformance with this Exhibit D.

b. Tenant shall submit or cause to be submitted to the Owner for approval, before fabrication, at least three (3) copies of detail drawings including all lettering and/or graphics. All face changes shall also require approval.

c. All permits for signs and their installation shall be obtained by the Occupant or his representative at this expense.

d. Tenant shall be responsible for the fulfillment of all requirements and specifications.

e. A walkway sign and the Building Fascia sign(s) shall meet the Design Requirements below.

2. Design Requirements:

Building Fascia Signs

a. Signs shall be permitted only within the areas as designated as shown on the building elevation included in Exhibit C.

b. The maximum length of the sign letters shall not exceed 50% of a store’s frontage or 12 feet, whichever is less. The height of the sign letters cannot exceed 18 inches.

c. All building sign letters will be back-lighted, single faces illuminated. The letter light box shall be 5 inches deep with a front metal retainer. The box and retainer color must be one color for all letters in the Tenant name.

d. The store name letters must be at least 75% of the space or letters with no more than 25% of the space allocated to the store’s logo.

e. Each store's building letter sign will have its own letter or type style and color.

Walkway Sign

Each store, which has an overhang over the walkway, will have a walkway sign (5 feet long and 12 inches high) with its own logo not to exceed 25% of the walkway sign and letter style, letter color to be terra cotta on a dried redwood carved sign, both sides with letters and trim band raised and background gouged. The border and trim will be stained terra cotta and the background will be painted the color ivory. The sign will be centered in the walkway and perpendicular to the store’s front door.

3. General Specifications:

a. Painted lettering will not be permitted.

b. Flashing, moving, neon or audible signs will not be permitted, except with Owner's prior written approval.

c. All electrical signs shall bear the UL Label, and their installation must comply with all local building and electrical codes.

d. No exposed conduit, tubing or raceways will be permitted except as shown on the attached exhibit.

e. No exposed neon lighting shall be used on signs, symbols or decorative elements.

f. All conductors, transformers and other equipment shall be concealed.

g. Electrical service to all signs shall be on landlord’s meters and shall be part of Common Area Maintenance construction and operation cost.

h. All bolts, fastening, clips etc. shall be painted out with sign can.

i. No signmaker’s label or other identification will be permitted on the exposed surface of sign, except those required by local ordinance which latter shall be placed in an inconspicuous location.

j. All penetrations of the building struction required or sign installation shall be neatly sealed in watertight condition.

k. Sign contractor shall repair any damage to any work caused by his work. Damage to structure that is not repaired by the sign contractor shall become the Occupant’s responsibility to correct.

1. Occupant shall be fully responsible for the operations of Occupant's sign contractor.

m. The maximum current for sign lamps shall not exceed 800 milliamps.

n. No signs of any sort shall be permitted on the building roof.

o. Wording of sign shall include and only include Occupant's trade name or insignia.

4. Window Signs

General Criteria

The placement of signs in a window are limited to size, frequency, of use, type of sign and subject matter as specified below.

Specifications.

a. The size of the total window signs at any time shall not exceed the Tenant’s window space by ten square feet for each 20 linear feet of store front; and, in no case shall the total window sign coverage exceed 20% of the Tenant’s window area. This paragraph includes the sign(s) for store operating hours, and open and closed signs.

b. Window signs, excepting Operating Hours Signage, are for a temporary purpose to inform customers about a sale or featured item. Therefore, all signs are limited in their window appearance for a period not to exceed seven (7) consecutive days or seven days in any 30 day period.

c. All window signs are to have a professional appearance.

d. The subject matter for the window signs are for sales, products and/or event which are limited in their promotional period. No promotional period can extend for more than seven (7) days without the expressed approval of the Owner.

EXHIBIT E
TENANT IMPROVEMENT SPECIFICATIONS

REQUIREMENTS FOR TENANTS MANAGING THEIR OWN CONSTRUCTION: These requirements must be met before the commencement of any improvements by Tenant:

Preparation of the plans and specifications shall meet local building official requirements. (City of Watsonville, Building Inspection Department (408) 728-6018).

Plans and specifications are to be reviewed and approved by the Owner before submittal to the City of Watsonville,

The City must issue a Building Permit which must be posted on site, and a copy must be delivered to the Owner, prior to any construction.

Tenant must hire a licensed general contractor to oversee the project. The general contractor and all subcontractors must submit the following to the Owner before their portion of work begins.

1.

A letter from all unions to whom benefits will be owed by the contractor(s) on their payroll, stating that benefit payments are current, if applicable. If the contractor(s) has no affiliation with a Union, contractor must supply a written statement certifying the same.

2.	Proof of Public liability Insurance:
$500,000 Bodily Injury
$100,000 Property Damage

Auto Liability: Owned, Hired, and Non-Owner Coverage.

The Owners, "Roderick D. Seigle, Trustee of the Seigle Family Trust, et al, dba Watsonville Crossroads Shopping Center" and Owners' Property Manager, "PacCom Management Services, Inc." are to be named as "Additional Insureds" by use of Form CG2010 (FORM B) or comparable.

3. Proof of Worker's Compensation Insurance.

4. Proof of City of Watsonville Business License.

5. A list of material suppliers and/or subcontractors to be used on the project.

6. Supply a copy of the contractor's California State Contractor's License.

In lieu of Owner filing a “Notice of Non-Responsibility” the project overseer must provide to the Owner a Conditional Waiver and Lien Release from the subcontractors/suppliers for the amount being paid. These releases are to be sent to Watsonville Crossroads, 155 Westridge Drive, Watsonville, CA 95076. A copy is available from Owner’s Property Manager upon request.

This is Exhibit E to the Lease (the”Lease”) between RODERICK D. SEIGLE, trustee of the SEIGLE FAMILY TRUST dated October 14,1988 (“Owner”) and the Tenant named in the Lease. Reference is made to the main body of the Lease to which this Exhibit is attached for additional terms and provisions thereof.

OWNER'S RESPONSIBILITIES: Owner will complete the following using due diligence.

1. General clean-up of the Premises.

2. Owner will deliver the Premises with all building systems in good working order and repair, including but not limited to HVAC, lighting, electrical, plumbing, ceiling tiles, roof, structural integrity of the building, fire sprinkler system, parking lot, etc.

TENANT'S RESPONSIBILITIES: Tenants will be responsible for the following:

1. All necessary permits to meet applicable governmental regulations and ordinances, except for Owner's work described above.

2. All City fees for permits, business licenses, and other City fees, except for Owner's work described above.

3. Tenant store sign and walkway sign, and City permit for same.

4. All other improvements necessary for Tenant’s occupancy of the Premises and to the conduct of Tenant’s business, including interior partition walls, wall and window coverings, additional floor coverings, cabinets, fixtures, and any special or additional electrical and lighting requirements, communications wiring (from utility room) and other requirements for Tenant’s use.

5. Tenant must submit to Owner for approval its proposed plans for the extensive facility improvements it contemplates prior to commencement of work or submittal of same to City for necessary permits.

BY-LAWS OF THE WATSONVILLE CROSSROADS MERCHANT'S ASSOCIATION

ARTICLE I - ORGANIZATION

SECTION 1.01. Name.

The name of this association shall be “Watsonville Crossroads Merchant’s Association”, a nonprofit, unincorporated association (“Association”) operating in the City of Watsonville under the laws of the State of California.

SECTION 1.02. Leases.

The Association is the association referred to in the leases between Watsonville Crossroads, a California Limited Partnership, as Owner and the tenants of the Watsonville Crossroads Shopping Center located on Main Street in the City of Watsonville, Santa Cruz County, California, which leases require the tenants to be members of a merchants association. These by-laws are intended to and shall implement and not supersede those lease provisions. Should there be any inconsistency between any by-law and the lease provision, the lease provisions shall prevail.

SECTION 1.03. Principal Office.

The principal office of the association shall be located in the City of Watsonville, Santa Cruz County, California, at such location as may be determined from time to time by the Owner of the Shopping Center.

SECTION 1.04. Definitions.

As used in these by-laws, the following terms of the following meanings:

“Association” means the “Watsonville Crossroads Merchant’s Association” a non-profit unincorporated association.

“Center” means the Shopping Center known as Watsonville Crossroads, located on Main Street in the City of Watsonville, Santa Cruz County, California, southwest of the intersection of Green Valley Road and Main Street.

“Owner” shall mean Roderick D. Seigle, Trustee, of the Seigle Family Trust- and the landlord under the leases by which each tenant occupies space in the Center.

"Tenant" shall mean any person or entity that has leased space in the Center for the operation of a commercial business or profession and is actually operating such a commercial business or profession in the Center.

ARTICLE II - PURPOSE

SECTION 2.01. General.

The Association is organized for the purpose of furthering the general business interest of the Watsonville Crossroads Shopping Center, and all the merchants in the Center, and, in the furtherance of such purpose, to engage in and conduct promotional programs to include a December Holiday promotional program, special events, decoration, and cooperative advertising; and to encourage high business standards and a spirit of cooperation among its members; and to compile and distribute business information to its members for their benefit.

SECTION 2.02. Nonpartisan/nonsectarian.

The Association shall be at all times conducted as a wholly and completely nonpartisan and nonsectarian entity. The Association shall not at any time or in any way act in behalf of, either directly or indirectly, or in any other way show any partiality to any religions, political, racial, national, ethnic, or gender group or individual of such group. Nor shall it in any way or at any time discriminate against any religions, political, racial, national, ethnic, or gender group or individual or any such group.

SECTION 2.03. Not for Profit.

The Association shall be conducted at all times as a non-profit organization which shall not engage in any function, plan, design, or any other activity intended for the profit of the Association, or for any officer or member(s) of the Association.

ARTICLE III - MEMBERSHIP

SECTION 3.01. Members.

Each tenant in the Center and the Center Owner, whether individuals, partnerships, or corporations shall be entitled to membership in the Association with all the rights and obligations herein provided. Membership in the Association shall continue so long as the respective members continue as tenants or owners in the center or as otherwise provided herein.

SECTION 3.02, Termination.

The resignation, withdrawal, or expulsion of a member shall result in termination of membership. The termination of membership shall constitute forfeiture of all interests of the member in and to the property of the Association, and the member shall thereafter have no right thereto or any part thereof.

ARTICLE IV - GENERAL MEMBERSHIP MEETING

SECTION 4.01. Annual Meeting.

Commencing with the calendar year 1989, the Association shall hold an annual meeting with the general membership on the third Wednesday of October of each year, or on such other date as may be fixed by the Promotion Committee. The annual meeting shall be for the purpose of election of Members to the Promotion Committee for the ensuing calendar year, and the transaction of any business within the powers of the Association. Any business of the Association may be transacted at an annual meeting without being specifically required by statute to be stated in such notice. Failure to hold an annual meeting shall not, however, invalidate the existence of the Association or affect otherwise valid acts of the Association.

SECTION 4.02. Regular or Special Meetings.

At any time in the interval between annual meetings, regular or special meetings of the members may be called by (1) the Chair of the Promotion Committee whenever it may considered necessary or desirable, (2) a majority of the Promotion Committee, (3) the written request of a majority of the general membership of the Association or (4) the Owner. This provision shall not affect any member’s other obligations pursuant to its respective lease with the Owner, its successors and assigns.

SECTION 4.03. Notice.

Not less than five (5) days before the date of any meeting of the general membership, the Secretary/Treasurer shall give to each member written notice. Said notice shall state the time and place of the meeting, and in the case of a special meeting, the purposes for which the meeting is called. Such notice shall be delivered, either personally or by mail to the latest address of the members recorded in the books of the Association. Any meeting of the general membership, annual or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of such adjourned meeting other than by announcement.

SECTION 4.04. Quorum.

A quorum shall consist of a majority of the entire general membership present at the meeting, either by person or by proxy.

SECTION 4.05. Proxy,

Any member may vote either in person or by proxy or by representative designated in writing by such member. All proxies shall be in writing and submitted to the Secretary/Treasurer of the Association prior to any meeting of the general membership.

SECTION 4.06. Voting.

Each member of the Association shall be entitled to one vote for each five hundred dollars ($500) that such member contributes to the Association in dues. Each member shall have the right to attend and to participate in all meetings of the members.

ARTICLE V - PROMOTION COMMITTEE

SECTION 5.01. Powers.

The business and affairs of the Association’s promotion program shall be managed by its Promotion Committee, all of whom shall be members in good standing of the Association. The Promotion Committee may exercise all the powers of the Association, except such as are by statute or by-laws specifically reserved to the membership only.

SECTION 5.02. Promotion Committee Membership.

The number of Promotion Committee Members shall be five (5). One (1) member of the Promotion Committee will be the manager of the Center or other representative appointed by the Owner and will have three (3) votes. The remaining Committee Members shall be elected by the Association members for one-year terms, and will each have one vote.

SECTION 5.03. Election of Promotion Committee Members.

At each annual meeting the Association’s members (excluding Owner’s representative) shall elect the four (4) Association Members of the Promotion Committee to hold office until the next succeeding annual meeting or until their successors are elected and qualify. The Chair, not less than thirty (30) days prior to the annual meeting, shall appoint a Nominating Committee of three (3) or more members of the Association to nominate from the general membership the Promotion Committee Members to be elected. The Nominating Committee shall file a list of the nominees recommended with the Secretary/Treasurer not less then ten (10) days before the election. Other nominations than those recommended by the Nominating Committee may be made by any member by petition signed by not less than five (5) members of the Association and delivery of said petition to the Secretary not later than five (5) days before the date set for such election.

All voting for the election of the four (4) Association members of the Promotion Committee shall be by written ballot.’ Every member (except the Owner) shall have the right to cast its vote(s) in person or by proxy, or by representative, for as many members as there are positions to be elected, and votes may be cast cumulatively (i.e. the members vote for each of four (4) nominees may be all cast for one nominee). The number of nominees corresponding with the number of Promotion Committee Members to be elected who received the highest number of votes, shall be declared elected.

SECTION 5.04. Vacancy.

Any vacancy occurring on the Promotion Committee for any cause, will be filled by the Chair from the membership of the Association and that person will serve on the Promotion Committee until a successors is elected at the next annual election and qualified.

SECTION 5.05. Meetings.

Meetings of the Promotion Committee may be called at any time by the Chair or by the Promotion Committee by a vote at a meeting or by a majority of the Promotion Committee Members in writing with or without a meeting and shall be held on such dates and in such places as may be designed by the Promotion Committee. All meetings will be held at the Center or within the City of Watsonville. The Promotion Committee shall keep minutes of its meetings and distribute copies of same to the membership within thirty (30) days following any regular or special meeting of the Promotion Committee. The Promotion Committee may adopt such rules as may be necessary for the proper conduct of the business of the Association.

SECTION 5.06. Notice.

Not less than five (5) days before the date of any meeting of the Promotion Committee, the Secretary/Treasurer shall give to each Promotion Committee Member and to the Association’s membership written or personal notice stating the time and place of the meeting. Such notice shall be delivered or sent by mail to the latest address of the Members recorded on the books of the Association. Any meeting of the’Promotion Committee may adjourn from time to time to convene at the same or some other place, without further notice.

SECTION 5.07. Quorum.

At all meetings of the Promotion Committee, four (4) members of the entire Promotion Committee shall constitute a quorum for the transaction of business. Except in cases in which it is by statute, or the bylaws otherwise provided, four (4) votes at a duly constituted meeting shall be sufficient to elect and pass any measure.

SECTION 5.08. Removal.

Any elected Association Member of the Promotion Committee or the Association may be removed by two-thirds (2/3) of the general membership whenever, in their judgement, the best interests of the Association will be served thereby.

SECTION 5.09. Compensation.

In no event shall the Members of the Association receive compensation for their services to the Association.

ARTICLE VI - DUTIES OF PROMOTION COMMITTEE

SECTION 6.01. Responsibilities.

The Promotion Committee shall elect from among the members of the Promotion Committee a Chair, a Vice-Chair, and any Committee Heads as shall be deemed necessary to carry out the affairs and business of the Association. Each Member shall hold office until the first meeting of the Promotion Committee after the annual meeting of general members. The Owner’s representative to the Promotional Committee will be Secretary/ Treasurer to the Promotion Committee.

SECTION 6.02. The Chair.

The Chair shall preside at all meetings of the members and of the Promotion Committee at which the Chair shall be present. The Chair shall have general charge and supervision of the business of the Association. The Chair shall perform all duties as, from time to time, may be assigned by the Promotion Committee. The Chair shall be an ex officio member of all committees.

SECTION 6.03. Vice-Chair.

The Vice-Chair shall fill the duties of the Chair in his/her absence, and such other duties as delegated by the Committee from time to time.

SECTION 6.04. Secretary/Treasurer.

The Owner’s representative to the Promotion Committee shall be Secretary/Treasurer and shall have charge of and be responsible for all funds, receipts, and disbursements of the Association, and shall deposit or cause to be deposited, in the name of the Association, all monies or other valuable effects in such banks or other depositories as shall, from time to time, be selected by the Promotion Committee. The Secretary/ Treasurer shall render to the Chair and to the Promotion Committee, and to the membership whenever requested, an account of the financial condition of the Association, and in general, shall perform all duties incident to the office of a Treasurer. In addition, the Secretary/Treasurer shall keep the minutes of the meetings of the members and of the Promotion Committee in books provided for the purpose, and shall distribute same to the membership as required. The Secretary/Treasurer shall see that all notices are duly given in accordance with the provisions of the bylaws or as required by law and shall be custodian of the records of the Association and in general shall perform all duties incident to the office of a Secretary and such other duties as, from time to time, may be assigned by the Promotion Committee or the Chair.

ARTICLE VII — DUES AND ASSESSMENTS

SECTION 7.01. Dues.

Regular annual dues of five hundred dollars ($500) or $.50/ s.f. per year, whichever is greater shall be paid by each Association member to the Association, excluding the Owner. The Owner shall pay $.25/s.f. per year for the total square footage of the Shopping Center available for lease. The annual dues shall be payable in advance as billed. Dues shall be paid to the Manager of Watsonville Crossroads for the account of the Association, at 60 Penny Lane Watsonville, California 95076.

On the first day of the each calendar year beginning January 1, 1990, dues will be subject to a minimum increase equal to any increase in the Urban Wage Clerical Worker Index of the Consumer Price Index for the San Francisco — San Jose region (1982-84=100), not to exceed ten percent (10%) per year. The Association may impose a larger increase by majority vote of the general membership. In no case will Owner pay dues exceeding fifty percent (50%) of the rate payable by all of the other members of the Association.

SECTION 7.02. Assessments.

Assessments may be levied upon all members at any time by a majority vote of the membership, to be assessed against all members of the Association (except Owner) according to the square footage of the Center occupied by each, and to the Owner at the rate of fifty percent (50%) of the member’s assessment, based on the total leasable square footage in the Center.

SECTION 7.03. Delinquency.

Whenever any member shall be in arrears in payment of dues or assessments for a period of more than thirty (30) days, the member shall be notified in writing by the Chair or Secretary/Treasurer of the Association that if such dues or assessments or both are not paid within thirty (30) days, the member shall be deemed delinquent. Each Tenant’s lease provides that such delinquency is a default under the member’s lease with Owner.

SECTION 7.04. Suspension.

Upon certification by the Secretary/Treasurer to the Promotion Committee that a member is so delinquent, by a majority vote of the Promotion Committee, such member may be suspended from membership in the Association. Any member so suspended shall not be entitled to vote, participate in Association affairs or be a member of the Promotion Committee or pursuant to a budget approved by the Promotion Committee. Upon certification by the Secretary/Treasurer to the Promotion Committee that a suspended member has cured delinquency, the member shall be automatically reinstated to membership in the Association on the date of such certification. However, such reinstatement shall not entitle such member to regain previous membership on the Promotion Committee nor any previous office held prior to the suspension unless re-elected in accordance with the applicable provisions of these bylaws.

SECTION 7.05. Expulsion.

Members may be expelled by a majority vote of the entire Promotion Committee for cause or nonpayment of dues or assessments as provided herein. However, no member may be expelled without opportunity of a hearing before the Promotion Committee. An expelled member shall have the right to appeal within (30) days from the date of expulsion by the Promotion Committee to the entire general membership and, upon written request, must be allowed to make such an appeal at the next annual meeting or at a special meeting called for the purpose within thirty (30) days of such a request.

A member may be reinstated by a majority vote of the general membership. A member so expelled, may, at any time after the expiration of thirty (30) days from the date of expulsion, petition the Association for reinstatement. Said petition shall be in writing and submitted to the Promotion Committee. Within thirty (30) days of such a petition the Promotion Committee, by a majority vote of the entire Promotion Committee, shall act upon said petition, subject to ratification by a majority vote of the general membership.

In the event of reinstatement, the member shall not be entitled to regain previous membership on the Promotion Committee nor any previous office held prior to the expulsion unless re-elected in accordance with the applicable provisions of the bylaws.

ARTICLE VIII - FINANCE AND REPORTS SECTION

8.01. Contracts.

The Promotion Committee may authorize any Member, agent or employee of the Association to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Association, and such authority may be general or confined to specific instances.

SECTION 8.02. Borrowing.

The Association shall not make any loans to any member either individually or as a group.

SECTION 8.03. Deposits, Checks, Drafts.

All funds of the Association shall be deposited by the Secretary/ Treasurer from time to time to the credit of the Association into a special account to be designated by the Promotion Committee; and disbursements of said funds shall be made with the approval of the Promotion Committee or pursuant to a budget approved by the Promotion Committee. All disbursements shall be made by check, and all checks, drafts, and orders for the payment of money, notes and other evidences of indebtedness issued in the name of the Association shall, unless otherwise provided by resolution of the Promotion Committee, be signed by the Chair and countersigned by the Secretary/Treasurer.

SECTION 8.04. Bonds.

The Promotion Committee may require any Member, agent or employee of the Association to give a bond to the Association, conditioned upon the faithful discharge of duties, with one or more sureties and in such amount as may be satisfactory to the Promotion Committee.

SECTION 8.05. Budget.

The Promotion Committee shall prepare annually, with the commencement of each new fiscal year, an annual, promotional and advertising budget, which shall be presented to the general membership for their approval. Once approved, this budget shall govern the financial affairs of the Association for the fiscal year.

SECTION 8.06. Annual Financial Report.

There shall be prepared annually under direction of the Secretary/ Treasurer, a full and correct statement of the financial affairs of the Association, including a Balance Sheet and a Financial Statement of Operations for the preceding fiscal year, which shall be submitted to the general membership.

SECTION 8.07. Annual Association Report.

The Secretary/Treasurer shall cause to be prepared and filed annually any reports required by the laws of the State for not-for-profit Associations.

SECTION 8.08. Annual Tax Report.

The Secretary/Treasurer shall cause to be prepared and filed annually any Federal, State, or Municipal tax returns required of the Association.

SECTION 8.09. Fiscal Year.

The fiscal year of the Association shall be the calendar year.

ARTICLE IX — MISCELLANEOUS

SECTION 9.01. Committees.

The Promotion Committee shall authorize and define the powers and duties of all committees. All committees so authorized shall be appointed by the Chair, subject to confirmation by the Promotion Committee.

SECTION 9.02. Insurance.

The Association shall hold harmless and indemnify the Owner from all injury, loss, claims, or damage to any person or persons or property while within or upon the Center premises, occasioned by any act, omission, neglect or default by the Association or by any member or group or members while acting for on behalf of the Association. As a result, the Association shall effect and carry and pay for, and keep in full force and effect, insurance issued by reputable companies authorized and qualified to do business in the State of California, which companies are satisfactory to Owner, naming Owner and Owner’s Center Manager as additional insureds. In addition, the Association shall carry Workers’ Compensation insurance if Association has any employees. The Association shall provide Owner with a certificate of insurance providing evidence of such coverage.

SECTION 9.03. Incorporation.

If it determines such action to be in the best interest of the Association, the Promotion Committee may cause the Association to become incorporated as a non-profit, mutual benefit corporation, with substantially the same By-laws.

ARTICLE X — AMENDMENTS TO BYLAWS

Any and all provisions of these by-laws, excepting the Owner’s percentage share of dues or assessments, may be altered, amended, or repealed and new by-laws adopted by a two-thirds (2/3) vote of the membership at any annual meeting of the Association, without notice, or at any special meeting of the Association, provided that at least ten (10) days written notice is given of intention to alter and amend those by-laws at such special meeting. Further, any proposed amendments to these by-laws shall be submitted to the Promotion Committee thirty (30) days in advance of any meeting at which said amendments may be presented. The Promotion Committee shall make available to the membership the proposed changes in said bylaws fifteen (15) days prior to the meeting at which said by-laws will be considered.

These by-laws, if appended to any lease between Owner and any Tenant, will not be deemed a part of the lease and any amendment will not require the agreement of Owner and such Tenant but only the vote of members (including Owner) as provided in the by-laws.

WATSONVILLE CROSSROADS SHOPPING CENTER LEASE
WITH
COMMUNITY BANK OF CENTRAL CALIFORNIA

ARTICLE ONE
PARTIES, GRANT, AND TERM

SECTION 1.01. Parties.

This Lease is between Owner and Tenant as such parties are identified in Exhibit A, entitled “Basic Lease Provisions” attached hereto and incorporated herein.

SECTION 1.02. Leased Premises.

Owner hereby leases and demises to Tenant, and Tenant hereby leases and takes from Owner, space within Owner’s building in the Shopping Center (herein called the “Shopping Center”) described in Exhibits A and B, which premises consist of a floor area having an appropriate width and depth as set forth in Exhibits A and C, and are referred to herein as the “Leased Premises,” measured from the center of the demising walls to the outside of exterior walls.

SECTION 1.03. Use of Additional Areas.

The use and occupancy by the Tenant of the Leased Premises shall include the use with others of the common areas, employees’ parking areas, service roads, loading facilities, sidewalks and customer car parking areas, shown and depicted on Exhibit B, and other facilities as may be designated from time to time by the Owner, subject however to the terms and conditions of this agreement and to reasonable rules and regulations for the use thereof as prescribed from time to time by the Owner.

SECTION 1.04. Commencement of Term.

The term of this Lease and Tenant’s obligation to pay rent shall commence on the date set forth in Exhibit A or in the absence of such date, the term of this Lease, and Tenant’s obligation to pay rent, shall commence on the date which the Owner delivers possession to Tenant (the “Commencement Date”). Tenant agrees to execute a Commencement Addendum following the Commencement Date documenting same and the accurate measurement of the Leased Premises occupied.

SECTION 1.05. Length of Term.

The term of this Lease shall be for the period of years set forth in Exhibit A.

ARTICLE TWO
RENT

SECTION 2.01. Fixed Monthly Rent.

Tenant shall pay to Owner as fixed monthly rent, without deduction, set-off, prior notice, or demand, the sum set forth in Exhibit A as minimum monthly rent, which amount is subject to possible adjustment as provided in Exhibit A, payable monthly in advance on the first day of each month, commencing on the Rental Commencement Date which shall be the same day as the Commencement Date. Minimum monthly rent for any partial month shall be prorated to the first day of the calendar month following the Commencement Date on the basis of a thirty (30) day month. All rent shall be paid to the Owner at the address to which notices to Owner are given unless Tenant is otherwise notified in writing.

SECTION 2.02. Additional Rent.

The Tenant shall pay as additional rent any sums of money or charges required to be paid to Owner by Tenant under this Lease, whether or not the same be designated “additional rent,” including but not limited to such charges described in the following Sections:

Section 2.03	Real Property Taxes
Section 2.04	Dishonored Payment/Late Charges
Section 8.03	Parking Regulations
Section 9.01	Operating Expenses
Section 11.01	Maintenance by Tenant
Section 11.02	Maintenance by Owner
Section 12.02	Insurance
Section 13.01	Utilities
Section 15.01	Transfer Fee
Section 15.02	Bonus Value
Section 17.04	Marketing Fund

SECTION 2.03. Real Estate Taxes.

Tenant agrees to pay Tenant’s pro rata share of all real property taxes which may be levied or assessed by any lawful authority against the land, buildings and improvements of the Shopping Center. Owner shall have the right to collect and impound such real estate taxes from Tenant on a monthly or quarterly basis for Tenant’s account based upon Owner’s reasonable estimate of real estate taxes due next, and Tenant shall pay to Owner such real estate tax impounds upon the basis and at the time of the monthly minimum rent as stated in Section 2.01. Owner shall be required to segregate amounts impounded, and any interest shall accrue to the impound account. Tenant’s pro rata share shall be apportioned by Owner according to the gross floor area of the Leased Premises as it relates to the gross floor area of the building or buildings which comprise the Shopping Center. All taxes for the years in which this Lease commences and expires shall be apportioned and adjusted. If the monthly impounded amounts are not adequate for the real estate taxes due in April and December the additional amount will be paid by Tenant within fifteen (15) days of the Tenant’s receipt from Owner of a tax statement

SECTION 2.04. Dishonored Payment/Late Charge.

If any payments are made by Tenant by check which is returned by Tenant’s bank for insufficient funds or any other reason, or if any installment of rent or any additional rent or any other sum due from Tenant shall not be received by Owner within five days after such amount shall be due, then in either event Tenant shall pay to Owner a charge equal to the greater of (a) Twenty Dollars or (b) the late charge percentage (set forth in Exhibit A) of such overdue amount as liquidated damages. The parties hereby agree that such charges represent a fair and reasonable estimate of the costs Owner will incur by reason of late payment by Tenant. Acceptance of such late charge by Owner shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Owner from exercising any of the other rights and remedies granted under this Lease.

SECTION 2.05. Timing/Form of Payment.

If Tenant pays the rent due under this lease late two (2) or more times, Owner may, by thirty (30) written notice to Tenant, require that all future payments due under this lease be made quarterly in advance. If any payment by Tenant is dishonored by Tenant’s bank for any reason, Owner may thereafter require all payments due under this lease to be made by cashier’s check or money order.

ARTICLE THREE
GROSS RECEIPTS AND REQUIRED REPORTS

(Omitted)

ARTICLE FOUR AUDIT

(Omitted)

ARTICLE FIVE
CONSTRUCTION, ALTERATIONS, IMPROVEMENTS

SECTION 5.01. Owner's and Tenant's Obligations.

In the event Owner is to perform construction on the Tenant’s Leased Premises, an Exhibit E will be attached hereto setting forth Owner’s and Tenant’s obligations.

SECTION 5.02. Changes and Additions to Buildings.

Owner hereby reserves the right at any time to make alterations or additions to and to build additional stories on the building in which the Leased Premises are contained and to build other buildings adjoining the same. Owner also reserves the right to construct other buildings or improvements in the Shopping Center from time to time and to make alterations thereof or additions thereto and to build additional stories on any such building or buildings and to build adjoining same, provided Owner receives the necessary governmental approvals. Easements for light and air are not included in the leasing of the Leased Premises to Tenant. Owner further reserves the exclusive right to the roof except as provided in this lease agreement, and Tenant is not entitled to access to the roof without Owner’s consent. Owner will exercise best efforts while performing under this paragraph not to preclude Tenant from doing business.

SECTION 5.03. Right to Adjust.

The purpose of the site plan attached hereto as Exhibit B is to show the approximate location of the Leased Premises. Owner reserves the right at any time to vary and adjust the size and location of the various buildings, other tenants, parking areas, and other common areas as shown on Exhibit B; provided that any required governmental agency approvals are acquired. Owner will exercise best efforts while performing under this paragraph not to preclude Tenant from doing business.

SECTION 5.04. Excuse of Owner's Performance.

Anything in this agreement to the contrary notwithstanding, providing such cause is not due to the willful act or neglect of the Owner, the Owner shall not be deemed in default with respect to the performance of any of the terms, covenants and conditions of this Lease if same shall be due to any strike, lockout, civil commotion, war-like operation, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, inability to obtain any material, service or financing, rain or muddy conditions, through Act of God or other cause beyond the control of the Owner.

SECTION 5.05. Tenant Improvements.

All fixtures installed by Tenant shall be new or completely reconditioned. Tenant shall not make or cause to be made any alterations, additions or improvements or install or cause to be installed any trade fixtures, exterior signs, exterior machinery, floor coverings, interior or exterior lighting, plumbing fixtures, shades or awnings or make any changes to the store front without first obtaining Owner’s written approval and consent. Tenant shall present to Owner plans and specifications for such work at the time approval is sought.

a. During the term of this lease or any extensions thereof, Tenant will notify Owner of any installations of equipment or any other work that must be done on the roof of the Leased Premises and will instruct Tenant’s contractor to coordinate with Owner’s roofing contractor concerning any activity on the roof or any penetration and resealing of the roof cover. To keep the warranty in force, all roof cover penetration, repairs and resealing must be performed by Owner’s roofing contractor at Tenant’s expense.

b. During the term of this lease or any extensions thereof, Tenant agrees that any “Tenant Improvement” work on the fire sprinkler system (including drops and connections) must be done by Owner’s sprinkler contractor at Tenant’s expense in order to keep the warranty in force.

c. Tenant further agrees that all heating, ventilation, and air conditioning (HVAC) systems and ducts installed on the Leased Premises will be installed and maintained by Owner’s contractor.

d. Tenant agrees that all funds required to construct any “Tenant Improvements” upon the Leased Premises shall be placed by Tenant in cash into an escrow prior to Tenant’s contractor entering upon the Leased Premises to perform work under the contract. Tenant further agrees that work under the contract shall not be commenced without fifteen (15) days prior written notice to Owner.

e. Owner agrees that for those “Tenant Improvements” for which Tenant must use Owner’s contractor, Tenant’s liability will not exceed the cost of a competitive contractor’s bid based on the same specifications (including the same brand and quality of materials and equipment being installed) that Tenant can obtain in the form of a binding bid from a competitive, qualified, and bondable contractor. In such event the cost of the work charged to Tenant will not exceed the binding bid of Tenant’s contractor, obtained by and submitted by Tenant to Owner.

f. Any Tenant Improvements paid for by Owner or paid by Tenant but for which Tenant is reimbursed by Owner shall belong to and be the property of Owner. Any Tenant Improvements paid for by Tenant shall belong to and be the property of Tenant.

SECTION 5.06. Mechanic's Liens.

Tenant shall promptly pay all contractors and materialmen, so to minimize the possibility of a lien attaching to the Leased Premises and Tenant shall not suffer nor permit to be enforced against the Leased Premises, or any part thereof, or any improvements thereon, any mechanics, materialmens’, contractors’ or subcontractors’ liens arising from or by any claim or damage growing out of the work of any construction, repair, restoration, replacement or improvement, or any other claim or demand howsoever the same may arise. Tenant shall pay or cause to be paid all of such liens, claims or demands before any action is brought to enforce the same against the Leased Premises. Tenant agrees to indemnify and hold Owner and the Leased Premises free and harmless from all liability for any and all such liens, claims and demands, together with reasonable attorneys’ fees and all costs and expenses in connection therewith. Notwithstanding anything to the contrary herein above contained, if Tenant shall in good faith contest the validity of any such lien, claim or demand, then Tenant shall, at its sole expense, defend itself and Owner against the same and shall pay and satisfy any adverse judgment that may be rendered thereon for the enforcement thereof against Owner or the Leased Premises. In such event, if Owner shall so require, Tenant shall furnish to Owner a surety bond satisfactory to Owner in an amount equal to such contested lien, claim or demand indemnifying Owner against liability for the same, and holding the Leased Premises free from the effect of such lien or claim. If Owner shall so request, Tenant shall procure and record the bond provided for in California Civil Code Section 3113 (or any comparable statute hereinafter enacted providing for a bond freeing the Leased Premises from the effect of such lien or claim or action thereon).

SECTION 5.07. Removal by Tenant.

All alterations, decorations, additions and other leasehold improvements made by Tenant, or made by Owner on Tenant’s behalf and for which Tenant has paid Owner in accordance with this Lease, shall remain the property of Tenant for the term of this Lease, or any extension or renewal thereof. Prior to the expiration of this Lease, or any renewal or extension thereof, Tenant shall remove only those alterations, decorations, additions and other leasehold improvements as authorized and itemized in writing by Owner. At the expiration or earlier termination of this lease or any extensions or renewals thereof, all such alterations, decorations, additions and other leasehold improvements shall belong to Owner. Such improvements shall remain upon the Leased Premises or removed by Tenant, at Owner’s election. If Owner requires removal and Tenant fails to remove same, Owner may do so and Tenant shall reimburse Owner for the cost thereof. Tenant must restore the Leased Premises as provided in Section 11.03 hereof. These obligations shall survive any termination of this Lease..

SECTION 5.08. Relocation of Tenant.

Commencing three (3) years after the Commencement Date, Owner reserves the right to relocate Tenant to any other location within the Shopping Center provided (1) the new premises are approximately the same square footage as the premises from which Tenant is moved, (2) Owner gives Tenant written notice thirty days prior to relocation, (3) Owner pays the costs of moving Tenant’s inventory, fixtures, and equipment and the cost of reconstructing those leasehold improvements which Tenant had at its original location, and (4) Tenant’s rent is abated during the period in which Tenant is closed by reason of such relocation. Following such relocation, all references in this lease to tine “Leased Premises” will refer to the new location and a new address will be deemed substituted in Exhibit A and in all other places appearing in this lease. All other provisions of this lease will remain the same.

ARTICLE SIX
CONDUCT OF BUSINESS BY TENANT

SECTION 6.01. Use of Premises.

a. Tenant’s Use. Tenant shall use the Leased Premises solely for the purpose of conducting the business described in Exhibit A. Tenant shall occupy the Leased Premises within thirty (30) days after the Commencement Date, and shall conduct such business continuously in the Leased Premises. Tenant will not use or permit, or suffer the use of the Leased Premises for any other business or purpose.

b. Prohibited Uses. Without limiting generality of the foregoing, Tenant shall not perform any acts or carry on any practices which may injure the building or be a nuisance or menace to other tenants or customers in the Shopping Center, or which are prohibited by the Rules and Regulations established under Section 6.05. No auction, fire, going-out-of business or bankruptcy sales may be conducted in the Leased Premises without the previous written consent of Owner. Tenant shall not sell or allow any person to sell any drug-related paraphernalia or other illegal materials.

c. Exclusive Use. Owner agrees that during the term of this Lease, and any extensions thereof, Owner shall not lease any premises within the Shopping Center to another commercial bank, retail bank, or membership type credit union.

SECTION 6.02. Operation of Business.

a. General. Tenant shall operate one hundred percent (100%) of the Leased Premises during the entire term of this Lease with due diligence and efficiency so as to maximize gross sales, unless prevented from doing so by causes beyond Tenant’s control. This requirement applies even if Tenant is not paying Owner percentage rent based on gross sales, because an active and vigorous business is an important element of a shopping center in order to attract customers for all Owner’s tenants. Subject to inability by reason of strikes or labor disputes, Tenant shall carry at all times in said premises a stock of merchandise of such size, character and quality as shall be reasonably designed to maximize gross sales and thereby the maximum return to Owner and Tenant.

b. Hours. Tenant shall conduct business in the Leased Premises five (5) days per week, twelve (12) months per year, and will be open for business during such times as the majority of the Tenants in the Shopping Center are open for business, as determined by Owner. Tenant will maintain normal business hours for its customers of 9:00 a.m. through 5:00 p.m. Monday through Thursday and 9:00 a.m. through 6:00 p.m. on Friday. Saturday and Sunday, Tenant has the option to be open. In no case will business hours extend beyond 11:00 p.m. on any evening, or open before 6:00 a.m. without the approval of Owner.

c. Window Displays. Tenant may install and maintain at all times window displays of professional quality designed to attract customers to Tenant's place of business. Tenant shall keep the display windows in the Leased Premises well lighted during the hours from sundown to 10:00 p.m. unless prevented by causes beyond the control of the Tenant.

SECTION 6.03. Competition.

(Omitted)

SECTION 6.04. Storage, Office Space.

Tenant shall warehouse, store, or stock in the Leased Premises only such goods, wares and merchandise as Tenant intends to offer for sale at retail at, in, from or upon the Leased Premises. This shall not preclude occasional emergency transfers of merchandise to the other stores of Tenant, if any, not located in the Shopping Center. Tenant shall use for office, clerical or other non-selling purposes only such space in the Leased Premises as is reasonably required for Tenant’s business in the Leased Premises.

SECTION 6.05. Rules and Regulations.

a. Owner reserves the right from time to time for public welfare or benefit of all the tenants of the Shopping Center to amend or supplement the following rules and regulations and to adopt additional rules and regulations applicable to the Leased Premises. Reasonable notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to Tenant.

b. Tenant agrees as follows:

(1) All loading and unloading of goods shall be done only at such times, in the areas, and through the entrances designated for such purposes by Owner, provided, however, armoured vehicle pick-up and delivery may be made through the front entrance.

(2) The delivery or shipping of merchandise, supplies and fixtures to and from the Leased Premises shall be subject to such rules and regulations as in the judgment of Owner are necessary for the proper operation of the Leased Premises or the Shopping Center.

(3) All garbage and refuse shall be kept in the kind of container specified by Owner, and shall be placed outside of the Leased Premises prepared for collection in the manner and at the times and places specified by Owner. Tenant shall pay the cost of removal of Tenant’s refuse or rubbish.

(4) No aerial shall be erected on the roof or exterior walls of the premises, or the grounds, without in each instance, the written consent of the Owner. Any aerial so installed without such written consent shall be subject to removal without notice at any time and Tenant shall pay with the next rent due the cost of removal and roof repair.

(5) No loudspeakers, televisions, phonographs, radios or other devices shall be used in a manner so as to be heard of or seen outside of the Leased Premises without prior written consent of Owner. Additionally, Tenant shall conduct its business in a quiet and orderly manner so as not to create unreasonable or unrelated noise.

(6) The outside areas immediately adjoining the premises shall be kept clean and free from dirt and rubbish by Tenant to the satisfaction of Owner and Tenant shall not place or permit any obstructions or merchandise in such areas except with Owner’s specific written approval.

(7) Tenant and Tenant’s employees shall park automobiles in Center areas specifically designated by Owner.

(8) The plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein. The expense of any break age, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant, who caused same, or whose employees, agents or invitees caused same.

(9) Tenant shall use at Tenant’s cost such pest extermination contractor as Owner may direct and at such intervals as Owner may require.

(10) Tenant shall not burn any trash or garbage of any kind in or about the Leased Premises, or the Shopping Center.

(11) All public entrances and exits to the Leased Premises shall be kept unobstructed and open to the public at all times during normal business hours.

(12) Tenant shall not cause or permit any obnoxious or foul odors that disturb the public or other tenants. Should such odors be evident, Tenant shall be required to take immediate steps to remedy same upon written notice from Owner.

(13) No pets belonging to Tenant or Tenant’s employees will be permitted to wander or roam within the Common Areas or Facilities.

ARTICLE SEVEN
SECURITY DEPOSIT

SECTION 7.01. Amount of Deposit.

Upon the execution of this Lease, Tenant will deposit with Owner the security deposit set forth in Exhibit A. The security deposit shall be held by Owner, without interest, as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease by Tenant to be kept and performed during the term hereof.

SECTION 7.02. Use and Return of Deposit.

If Tenant defaults with respect to any provision of this Lease including but not limited to the payment of rent, Owner may, but shall not be obligated to use, apply or retain all or any part of this deposit for the payment of any rent or other amount which Owner may spend or become obligated to spend by reason of Tenant’s default or to compensate Owner for any other loss or damage which Owner may suffer by reason of Tenant’s default. If Owner does not elect to apply the security deposit as set forth above, the fact that Owner is holding such deposit shall not affect Owner’s remedies upon any breach of this Lease by Tenant.

If any portion of said deposit is so used or applied, Tenant shall within five (5) days after written demand deposit cash with Owner in an amount sufficient to restore the security deposit to its original amount and Tenant’s failure to do so shall be a breach of this Lease. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant at Tenant’s address stated in Exhibit A in the manner required by Civil Code Section 1951.7.

SECTION 7.03. Transfer of Deposit.

Owner shall, at Owner’s election, (a) deliver the security deposit to the purchaser of Owner’s interest in the Leased Premises, in the event that such interest be sold, or (b) return such deposit to Tenant, and thereupon Owner shall be discharged from any further liability with respect of such deposit, except as may other wise be agreed upon in writing.

ARTICLE EIGHT
COMMON AREAS AND PARKING FACILITIES

SECTION 8.01. Definition of Common Area.

“Common Area” and “Common Facilities” refer to all areas, space, equipment and special services provided by Owner for the common or joint use and benefit of all tenants of the Shopping Center, their employees, agents, licensees, customers and other invitees, including without limitation parking areas, access roads, driveways, retaining walls, landscaped areas, truck serviceways, loading docks, pedestrian malls, courts, stairs, ramps and sidewalks and parcel pickup stations and any other portion of the Shopping Center not shown as a building on the site plan attached hereto as Exhibit B.

SECTION 8.02. Control of Common Areas by Owner.

All automobile parking areas, driveways, entrances and exits thereto, and other facilities furnished by Owner in or near the Shopping Center, including employee parking areas, the truck way or ways, loading docks, package pick-up stations, pedestrian sidewalks and ramps, landscaped areas, exterior stairways, and other areas and improvements provided by Owner for the general use, in common, of tenants, their officers, agents, employees and customers, shall at all times be subject to the exclusive control and management of Owner, and Owner shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all facilities and areas mentioned in this Article. Owner shall have the right to construct, maintain and operate lighting facilities on all said areas and improvements; to police the same; from time to time to change the area, level, location and arrangement of parking areas and other facilities herein referred to; to restrict parking by tenants, their officers, agents and employees to employee parking areas; to close all or any portion of said areas or facilities to such extent as may, in the opinion of Owner’s counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein, to close temporarily all or any portion of the parking areas or facilities; to discharge noncustomer parking; and to do and perform such other acts in and to said areas and improvements as, in the use of good business judgment Owner shall determine to be advisable with a view to the improvement of the convenience and use thereof by all Owner’s tenants, their officers, agents, employees and customers. Owner will operate and maintain the common facilities referred to above in such manner as Owner, in its sole discretion, shall determine from time to time. Without limiting the scope of such discretion, Owner shall have the full right and authority to employ all personnel and to make all rules and regulations pertaining to and necessary for the proper operation and maintenance of the Common Areas and Facilities. In exercising its business judgment regarding its control over the Common Area and Common Facilities, Owner will use its best efforts not to preclude Tenant from doing business.

SECTION 8.03. Parking Regulations.

Immediately following execution of this Lease, and periodically during the term of this lease or when requested by Owner, Tenant shall supply Owner with lists of names of employees who will park automobiles in the parking areas and the license number of automobiles to be parked therein. Vehicles belonging to Tenant and Tenant’s employees will be parked in areas directed by Owner. Tenant agrees to pay as additional rent a fee of Twenty-Five Dollars ($25,00) per car per day for failure to comply with such parking restrictions.

SECTION 8.04. License.

(Omitted)

ARTICLE NINE
COMMON AREAS/OPERATING COSTS

SECTION 9.01. Tenant's Share of Operating Costs.

a. Operating Costs Defined. For the purpose of this Section 9.01 the "Shopping Center's Operating Costs" means the total cost and expense incurred in operating and maintaining the Shopping Center, including without limitation the following:

(1) Common Area Maintenance (CAM) costs incurred in maintaining the Common Area and Common Facilities for the benefit of all the Shopping Center’s tenants, including but not limited to gardening and landscaping (including irrigation); the cost of public liability, fire, casualty and property damage insurance; security; parking lot repairs and sealing, parking line painting; building touch-up painting and periodic repainting of the exterior; Common Area lighting, janitorial services and sanitary control including Common Area rubbish/garbage removal; the on-going maintenance, repair, and periodic replacement of canvas canopies and awnings; Tenant’s prorata share of general maintenance and repair of the Buildings as provided in Sections 11.01 and 11.02 including periodic replacement of the roofing membrane; the cost of personnel to implement such services, to direct parking and to police the Common Facilities; and ten percent (10%) of all such Operating Costs as a management and administration service fee.

(2) “Shopping Center’s Operating Costs” shall also include real property taxes and assessments (Section 2.03 Taxes), Tenant’s pro rata share or HVAC maintenance and repair (Section 11.01 b), Tenant’s pro rata share of building and fire and casualty insurance (Section 12.02), but such items will be excluded from the management fee calculations applicable to CAM costs.

b. Tenant’s Share. In each lease year, as defined in Section 1.03 hereof, Tenant will pay to Owner, in addition to the rentals specified in Article Two hereof, as further additional rent, a proportion of the Shopping Center’s Operating Costs based upon the ratio of the square feet of the floor area of the Leased Premises to the total square feet of the floor area of all the building space in the Shopping Center, The additional rent provided to be paid in this Section 9.01 shall be paid monthly based upon Owner’s estimate of Tenant’s proportion of the Shopping Center’s Operating Costs. Such additional rent shall be adjusted quarterly by Owner based on actual Operating Costs and any deficiency shall be paid by Tenant to Owner within ten (10) days of a statement therefor from Owner to Tenant; any excess shall be credited against Tenant’s next payment of such estimated Operating Costs.

ARTICLE TEN
SIGNS, AWNINGS, CANOPIES

SECTION 10.01. Signs, Awnings and Canopies.

a. Prohibited Signs. Tenant, will not place or suffer to be placed or maintained on any exterior door, wall or window of the Leased Premises any sign, awning or canopy, or advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the Leased Premises without first obtaining Owner’s written approval and the approval and consent, if applicable, of any governmental body having jurisdiction over signs in the Shopping Center. Tenant agrees to maintain its approved signs, decorations, lettering, advertising matter or other thing as may be approved in good condition and repair at all times.

b. Required Signs. Tenant agrees, at Tenant’s sole cost, to obtain an exterior sign on the building’s facia in front of the canopies and a walkway sign, in strict conformance with Owner’s sign criteria as to design, material, color, location, size and letter style. A detailed drawing of proposed sign(s) by a sign fabricator must be submitted to Owner for written approval prior to manufacture.

c. Modification of Signing Program. Owner reserves the right to modify its sign policies from time to time during the term of the Lease including the right to require Tenant to install a new sign provided the installation is part of a remodeling or new sign program applicable to all Owner’s tenants in the Shopping Center. Tenant shall not be required to pay for such a change more than once every five (5) years.

ARTICLE ELEVEN
MAINTENANCE, REPAIR, AND SURRENDER OF LEASED PREMISES

SECTION 11. 01. Tenant's Responsibility.

a. Maintenance and Repair Except for those items which are Owner’s responsibility itemized in Section 11.02, Tenant shall at all times keep, maintain and repair the Leased Premises, interior and exterior, in good order and condition. Tenant’s responsibility includes but is not limited to all entrances to the Leased Premises (including doors, door jambs, door closers, door hardware and associated door equipment), interior partitions, electrical lighting and plumbing systems (including portions thereof that protrude through the roof) within the Leased Premises or serving facilities outside the Leased Premises for Tenant’s use such as exterior signs and grease traps, all glass, show window, and associated mouldings, any damage to the Leased Premises whether caused by Tenant, Tenant’s employees, agents, contractors, invitees, trespassers or vandals, or damage by unavoidable casualty except to the extent covered by Owner’s policy of casualty insurance. Tenant shall repaint the interior of the premises when determined by Owner.

b. HVAC. Tenant agrees to pay Owner as additional rent the maintenance and repair (including an on-going maintenance service contract) of the heating and air conditioning units, and exhaust fans, if any, which service the Leased Premises, including motor replacement and replacement of other components not exceeding fifty (50) percent of the replacement value of the entire unit for any one occurrence. Said rent shall be paid in accordance with Section 9.01 above.

c. Glass. Owner shall replace, at the expense of Tenant, any and all plate and other glass damage or broken from any cause whatsoever (except Owner's act or the act of Owner's employees or contractors) in and about the Leased Premises.

d. Tenant’s Share. As used in this Section 11.01, “Tenant’s pro rata share” shall be determined by comparing the gross square feet of floor area of the Leased Premises with the gross square feet of floor area of the buildings within the Shopping Center at the time of such repair, maintenance or painting the building which contains the Leased Premises.

SECTION 11.02. Owner’s Responsibility.

a. Tenant’s Failure. If Tenant refuses or neglects to maintain or repair the Leased Premises as required hereunder and to the reasonable satisfaction of Owner as soon as reasonably possible after written demand, Owner may make such maintenance or repairs without liability to Tenant for any loss or damage that may accrue to Tenant’s merchandise, fixtures, or other property or to Tenant’s business by reason thereof, and upon completion, thereof, Tenant shall pay Owner’s costs for making such maintenance or repairs plus twenty percent (20%) for Owner’s overhead, upon presentation of bill thereafter, as additional rent.

b. Roof. Owner shall be responsible to maintain and keep weatherproof the roofing membrane. Owner shall not be responsible for any water damage to Tenant’s property from roof leaks until such leaks are reported in writing by Tenant to Owner and Owner fails to make repairs within a reasonable period of time. The cost of maintenance, repair, and periodic replacement of the roofing membrane is an Operating Cost payable as provided in Section 9.01.

c. Structural Elements. Owner shall be responsible for the cost of repair and maintenance of the structural components of the shell, bearing and exterior walls, and foundation of the building within which the Leased Premises are located and the plumbing, sewer and waste systems outside of the Leased Premises. If Owner is required to make repairs to such structural portions by reason of any act, omission, or negligence of Tenant, Tenant’s employees, agents, contractors, invitees, licensees, or any trespasser or vandal, Owner may add the cost of such repairs to Tenant’s rent which shall thereafter become immediately due and payable.

SECTION 11.03. Surrender of Premises.

a. Tenant’s Responsibility. At the expiration or earlier termination of the tenancy hereby created, Tenant shall surrender the Leased Premises in the same condition as the Leased Premises were in upon delivery of possession thereto under this Lease, reasonable wear and tear excepted, and damage by unavoidable casualty excepted to the extent that the same is covered by Owner’s fire insurance policy with extended coverage endorsement, and shall surrender all keys for the Leased Premises to Owner at the place than fixed for the payment of rent and shall inform Owner of all combination locks, safes and vaults, if any, in the Leased Premises. Tenant shall remove all its trade fixtures from the premises at the expiration or earlier termination of lease term. Also, any alterations or improvements to be removed as provided in Section 5.07 hereof shall be removed from the Leased Premises at the expiration or earlier termination of lease term. Before surrendering the Leased Premises, Tenant shall repair any damage caused by removal of such trade fixtures, alterations and improvements. Such repairs, to be performed in a manner satisfactory to Owner, shall include, but not be limited to the following: cap all plumbing, cap all electrical wiring, repair all holes in walls, re-store damaged floor and/or ceiling tiles, and clean premises thoroughly. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease. If requested by Owner, Tenant shall execute, acknowledge and deliver to Owner an instrument in writing releasing and quitclaiming to Owner all right, title and interest of Tenant in the Leased Premises by reason of this Lease or otherwise.

b. Owner’s Options. If Tenant fails to remove any of its fixtures, or any alteration or improvements to be removed as provided in this Section, within ten (10) days after the expiration or earlier termination of this Lease Owner may, at its sole option, ( a) treat Tenant as a holdover, in which event the provision of Section 23.01 hereof shall apply; (b) deem any or all of such items abandoned and the sole property of Owner, or (c) remove any or all such items and dispose of the same in any manner or store the same for Tenant, in which case the expense of such disposition or storage shall be borne by Tenant and shall be immediately due and payable.

ARTICLE TWELVE
INSURANCE AND INDEMNITY

SECTION 12.01. Liability Insurance.

Tenant shall, during the entire term hereof, keep in full force and effect a policy of public liability and property damage insurance with respect to the Leased Premises, the sidewalks in front of the Leased Premises, and the business operated by Tenant and any sub-tenants of Tenant in the Leased Premises in single limits of public liability and property damage of not less than One Million Dollars ($1,000,000) per accident. The policy shall name Owner, Owner’s property manager, PACCOM Management Services, Inc. and Tenant as additional insureds, and shall contain a clause that the insurer will not cancel or change the insurance without first giving Owner twenty (20) days prior written notice. The insurance shall be in a form and with an insurance company approved by Owner and a copy of the policy or a certificate of such insurance shall be delivered to Owner. The limits of such insurance shall be increased every thirty-six (36) months during the term of this lease by the same proportion as any increases in the minimum rent (Section 2.01).

SECTION 12.02. Fire and Casualty Insurance.

Tenant agrees that it will not keep, use, sell or offer for sale, in or upon the Leased Premises, any article which may be prohibited by the Owner’s fire insurance policy then in effect covering the Leased Premises. Owner shall maintain a policy of extended coverage fire and casualty all risk, rental loss and other insurance as Owner deems appropriate, for all buildings in the Shopping Center. Tenant’s pro rata share of the annual premium for such policy will be included as a Shopping Center Operating Cost provided in Section 9.01. Should Owner’s policy be increased in fire and/or extended coverage due to activities of or caused by Tenant, Tenant will be responsible for the increased costs. “Tenant’s pro rata share” shall be defined as the ratio between the gross square footage of the floor area of the Leased Premises and the gross square footage of the floor area of the space within the buildings covered by such policy of insurance. Tenant’s pro rata share will not include any increase in premium caused by any other tenants’ activities. In addition, Tenant at its sole expense, shall maintain a fire and casualty policy for the contents of the Leased Premises as stated in Section 12.04.

SECTION 12.03. Hold Harmless and Waiver of Claims.

Tenant agrees that Owner shall not at any time or to any extent whatsoever be liable, responsible, or in any way accountable for any loss, injury, death, or damage to persons or property which at any time may be suffered or sustained by Tenant or by any persons whomsoever who may at any time be using or occupying or visiting the Leased Premises or be in, on or about the same, or who may be injured as a result of any act, omission, or negligence of Tenant, its agents, contractors, employees, invitees, lessees or concessionaires. This indemnity and waiver applies whether arising from the sale of alcoholic beverages or otherwise, whether or not such loss, injury, death or damage shall be caused by or in any manner result from or arise out of any act, omission, or negligence of Tenant or of any occupant, subtenant, visitor or user of any portion of the Leased Premises, or from the use or occupancy of the Lease Premises, or arising from any breach or default of Tenant hereunder. Tenant shall forever indemnify, defend, hold and save Owner and Owner’s property manager free and harmless of, from, and against any and all claims, liability, loss or damage whatsoever, including, but not by way of limitation, attorneys’ fees, at trial and appellate levels and through any further or other types of proceedings, on account of any loss, injury, death or damage occurring on the Leased Premises, or arising from the use of the Leased Premises. Tenant’s obligations under this Section 12.03 shall survive any termination of this Lease.

SECTION 12.04. Insurance of Improvements.

Tenant shall at all times maintain fire insurance with extended coverage in the name of Owner and Tenant, in an amount adequate to cover the cost of replacement of all alterations, decorations, additions or improvements made to the Leased Premises in the event of fire or extended coverage loss and shall deliver to Owner certificates of such fire policies which shall contain a clause requiring the insurer to give Owner twenty (20) days’ notice of cancellation of such policies.

SECTION 12.05. Waivers of Subrogation.

Each of the parties hereto waives any and all rights of recovery against the other or against any other tenant or occupant of the Shopping Center, or against the officers, employees, agents, representatives, customers and business visitors of such other party or of such other tenant or occupant of the Shopping Center for loss of or damage to such waiving party or its property or the property of others under its control, arising from any cause insured against under the standard form of fire insurance policy with all permissible extension endorsements covering additional perils or under any other policy of insurance carried by such waiving party in lieu thereof, to the extent such loss or damage is insured against by such policy. Such waiver shall not be binding on either party unless the same is permitted by each party’s insurance carrier without the payment of additional premium.

ARTICLE THIRTEEN
UTILITIES

Tenant shall be solely responsible for and promptly pay all charges for water, gas, electricity, sewer, trash and garbage removal, telephone, telecommunications, cable TV, or any other utility used or consumed in or upon the Leased Premises. Owner will provide separate meters for electricity and gas utilities to Lease Premises unless otherwise stated in Exhibit A. In no event shall Owner be liable for an interruption or failure in the supply of any such utilities to the Leased Premises.

ARTICLE FOURTEEN
ESTOPPEL CERTIFICATE, ATTORNMENT, SUBORDINATION

SECTION 14.01. Estoppel Certificate.

a. Scope of Certificate. Tenant shall at any time and from time to time upon not less than ten (10) days’ prior written notice from Owner execute, acknowledge and deliver to Owner a statement in writing certifying (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect); and (ii) the dates to which the rental and other charges are paid in advance, if any; and that there are not, to Tenant’s knowledge, any uncured defaults on the part of Owner hereunder, or specifying such defaults if any are claimed; and (iii) that Tenant has paid to Owner the security deposit as set forth in Exhibit A. Any such statement may be relied upon by Owner, any prospective purchaser or encumbrancer of all or any portion of the Leased Premises.

b. Conclusive Presumption. Tenant’s failure to deliver such statement within thirty (30) days of Owner’s request shall be conclusive upon Tenant (1) that this Lease is in full force and effect, without modification except as may be represented by Owner; (2) that there are no uncured defaults in Owner’s performance, that Tenant has paid to Owner the security deposit set forth in Exhibit A; and (3) that not more than one month’s rental has been paid in advance.

SECTION 14.02. Attornment.

Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by Owner covering the Leased Premises, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Owner under this Lease.

SECTION 14.03. Subordination.

Tenant hereby agrees that its rights hereunder are subordinate to the lien of any mortgage or mortgages or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the land and buildings of which the Leased Premises are a part, and to all advances made or hereafter to be made upon the security thereof; provided Owner obtains from the lender a written agreement that provides substantially the following:

“As long as Tenant performs its obligation under this lease, no foreclosure of, deed given in lieu of foreclosure of, or sale under the encumbrance, and no steps for procedures taken under the encumbrance, shall affect Tenant’s rights under this lease.

“Provisions in this lease concerning the disposition of insurance proceeds on destruction of the premises, and concerning the disposition of any condemnation award, shall prevail over any conflicting provisions in the encumbrance.”

This Section shall be self-operative and no further instrument of subordination shall be required by any mortgagee; however, Tenant agrees to sign written confirmation of this subordination if requested by Owner.

SECTION 14.04. Attorney in Fact.

Tenant, upon request of any party in interest, shall execute promptly such instruments or certificates to carry out the intent of Sections 14.01,14.02, and 14.03 above as requested by Owner. Tenant hereby irrevocably appoints Owner as attorney-in-fact for Tenant with full power and authority to execute and deliver in the name of Tenant any such instruments or certificates, effective thirty (30) days after the date of written request by Owner to execute such instruments, in the event of Tenant’s failure to execute same.

ARTICLE FIFTEEN
ASSIGNMENT AND SUBLETTING

SECTION 15.01. Transfers.

a. Consent Required. Tenant shall not transfer or assign this Lease, or any right or interest hereunder, or sublet the Leased Premises or any part thereof, or grant any license or concession (collectively “transfer”) without first obtaining the prior written consent of Owner, which consent shall not be unreasonably withheld. No transfer or assignment, whether voluntary or involuntary, by operation of law, under legal process or proceedings, by receivership, in bankruptcy, or otherwise, and no subletting shall be valid or effective without such prior written consent. Should any of Tenant’s rights under this Lease be transferred by or under court order or legal process or otherwise, or should Tenant be adjudged insolvent or bankrupt, then and in any of the foregoing events Owner may, at its option, terminate this Lease forthwith by written notice thereof to Tenant. Should Owner consent to any such transfer, such consent shall not constitute a waiver of any of the restrictions of this Section 15.01 and the same shall apply to each successive transfer hereunder, if any.

b. Reasonableness of Owner’s Consent. In exercising the right to consent, Owner may consider all commercially relevant factors involved in the leasing, subleasing, or assignment of retail shopping center space, including but not limited to: (1) the creditworthiness and financial stability of the proposed transferee, (2) the projected gross sales and percentage rent payable by the proposed transferee, (3) the compatibility of the proposed transferee with Owner, Owner’s property manager, and the other tenants in the Shopping Center, (4) references from prior landlords of the proposed transferee, (5) the business reputation of the proposed transferee, (6) the past history of the proposed transferee with respect to litigation or bankruptcy or other insolvency proceedings, (7) whether the proposed use of the Leased Premises by the proposed transferee is within the scope of use described ixi Exhibit A and Article Sixth, (8) whether the proposed use of the Leased Premises is consistent with the exclusive use provisions, if any, of any other tenant’s lease, (9) whether the proposed use is suitable and in keeping with the ambiance, character, tone, and other used in the Shopping Center, (10) the impact of the proposed transferee and the proposed use of the Leased Premises on pedestrian and vehicular traffic, parking facilities, and other Common Area Facilities in the Shopping Center and services provided by Owner, and (11) the likelihood that the proposed transferee’s anticipated use of the Leased Premises would likely involve the use of hazardous materials which, in Owner’s reasonable opinion would pose an unacceptable risk of contamination of the Leased Premises, the Shopping Center, or other property of potential liability. The presence of one negative factor among the items enumerated above shall be deemed reasonable justification for Owner’s withholding consent. Without limiting the generality of the foregoing, Owner shall expressly not be deemed unreasonable in rejecting any proposed transferee who is not equal to or better than Tenant under factors (1), (2), (5) or (6). Tenant express agrees that none of the foregoing factors constitutes an unreasonable standard or condition for purposes of California Civil Code Section 1951.4(b)(2).

c. Proposed Transfer. At any time that Tenant desires to effect any transfer, Tenant shall give Owner written notice identifying the terms and provisions of the proposed transfer and the proposed transferee, sufficient financial data to enable Owner to assess the creditworthiness and financial stability of the proposed transferee, and the nature of the business proposed to be carried on in the Leased Premises. In addition, Tenant shall provide Owner with such additional information reasonable requested by Owner to enable Owner to evaluate the proposed transferee and act on Tenant’s proposed transfer. Tenant shall pay Owner with the notice of proposed transfer a fee of Three Hundred Dollars ($300.00) as additional rent to cover Owner’s costs of processing the proposed transfer, which fee is nonrefundable even if the transfer is not approved.

SECTION 15.02. Transfer Requirements.

a. Bonus Value. Tenant agrees that any bonus value of this Lease is reserved by Owner. Accordingly, Tenant shall pay to Owner any economic consideration received by Tenant as a result of any transfer, however denominated or however or to whomever to be paid, which exceeds in the aggregate (1) the rent (including all additional rent) Tenant is obligated to pay Owner under this Lease (prorated in the case of a sublease), plus (2) an amount, if any, attributable to the recovery of the unrealized amortization of the cost of leasehold improvements (other than tenant improvements made at Owner’s cost under Exhibit E) made to the Leased Premises by Tenant, or by Owner at Tenant’s expense. Fifty percent (50%) of such bonus value shall be paid to Owner as additional rent under this Lease without affecting or reducing any other obligations of Tenant hereunder, and shall be paid to Owner on the same basis, whether periodic or in lump sum, that the same is paid to Tenant, In the event of periodic payments, any amounts excluded from the amount to be paid to Owner shall be recovered by Tenant on an amortized basis (without interest) over the entire anticipated term of the transfer. At the time any payment becomes due from Tenant under this paragraph, Tenant shall deliver an itemized statement of the method by which the amount was calculated, certified by Tenant to be true and correct. Owner shall have the right at reasonable intervals to inspect Tenant’s books and records relating to payments due pursuant to this paragraph. In addition, at Owner’s request, Tenant shall deliver to Owner copies of all bills, invoices, or other documents upon which its calculations are based. Owner may condition its approval of any transfer upon obtaining a certification from both Tenant and the proposed transferee of all economic consideration to be received by Tenant or others for Tenant’s benefit in connection with such transfer. Tenant’s failure to perform any of the obligations under this paragraph shall be a material default of this Lease.

b. Transfer Terms. No transfer shall be valid and no transferee shall take possession of the Leased Premises until an executed counterpart of any approved transfer document has been delivered to Owner. No transfer will include any options or rights of first refusal, e.g. any option to extend the term of the Lease, and any such options will not be available to any transferee. Tenant shall indemnify Owner and hold Owner harmless from any claims, damages, and expense (including attorney’s fees) arising out of any claims by brokers or others for commissions or finder’s fees with respect to any transfer.

c. Tenant’s Continuing Responsibility. No transfer shall release Tenant from any of Tenant’s obligations under this Lease or alter the primary liability of Tenant to pay rent and to perform all other obligations to be performed by Tenant under this Lease. In the event of default by any transferee of Tenant in the performance of any of the terms of this Lease, Owner may proceed directly against Tenant without the necessity of exhausting remedies against the transferee. The acceptance of rent by Owner from any other person shall not be deemed to be a waiver by Owner of any provision of mis Lease or be deemed a consent to any transfer by Tenant. Consent to one transfer shall not be deemed consent to any subsequent transfer, whether by Tenant or any transferee of Tenant.

SECTION 15.03. Transfer of Entities.

If Tenant hereunder is a corporation, an unincorporated association, or a partnership, the transfer of any stock or interest in such corporation, association or partnership in the cumulative aggregate in excess of forty-nine percent (49%) (whether voluntary, involuntary, or by operation of law) shall be deemed a transfer with the meaning and provisions of Section 15.01.

ARTICLE SIXTEEN
WASTE, GOVERNMENTAL REGULATION

SECTION 16.01. Waste.

Tenant shall not commit or suffer to be committed any waste upon the Leased Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the building in which the Leased Premises may be located, or in the Shopping Center, or which may disturb the quiet enjoyment of any person within five hundred feet (500’) of the boundaries of the Shopping Center.

SECTION 16.02. Governmental Regulations.

Tenant shall, at Tenant’s sole cost and expense, comply with all of the requirements of all city, county,‘municipal, state, federal and other applicable governmental authorities now in force, or which may hereafter be in force, pertaining to the said premises, including the installation of additional facilities as required for the conduct and continuance of Tenant’s business, and shall faithfully observe in the use of the premises all municipal and county ordinances and state and federal statutes now in force or which may hereinafter be in force.

SECTION 16.03. Hazardous Materials.

Tenant shall not permit or maintain hazardous materials upon the Leased Premises except in strict compliance with all governmental registration and reporting requirements and other laws, ordinances and regulations regarding the storage and handling of same. Any damage, pollution, or contamination resulting from such materials shall be Tenant’s sole responsibility and Tenant shall indemnify Owner from any claim or damage regarding same.

SECTION 16.04. Safety and Health.

Tenant covenants at all times during the term of this Lease to comply with the requirements of the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et. seq. and any analogous legislation in California (collectively, the “Act”), to the extent that the Act applied to the Leased Premises and any activities thereon and without limiting the generality of the foregoing, Tenant covenants to maintain all working areas, all machinery, structures electrical facilities and the like upon the Leased Premises in any condition that fully complies with the requirements of the Act, including such requirements as would be applicable with respect to agents, employees or contractors of Owner who may from time to time be present upon the Leased Premises, and Tenant agrees to indemnify and hold harmless Owner from any liability, claims or damages arising as a result of breach of the foregoing covenant and from all costs, expenses and charges arising therefrom including, without limitations, attorney’s fees and court costs incurred by Owner in connection therewith which indemnity shall survive the expiration or termination of this Lease.

ARTICLE SEVENTEEN
ADVERTISING, PROMOTION

SECTION 17.01. Change of Name.

Tenant agrees to do business under the name set forth in Exhibit A and not to change said name of the business operated in the Leased Premises without the written permission of Owner, which permission will not be unreasonably withheld.

SECTION 17.02. Solicitation of Business.

Tenant and Tenant’s employees and agents shall not solicit business in the parking or other common areas, nor shall Tenant distribute any handbills or other advertising matter in or on automobiles parked in the parking area or in other common areas.

SECTION 17.03. Merchant's Association.

Subject to the use of the Marketing Fund alternate described in Section 17.04 below, Owner and Tenant will each be members of, participate fully in, and remain in good standing in the Watsonville Crossroads Shopping Center Merchants Association (as soon as the same has been formed) which will be limited to Owner and those tenants occupying premises in the Shopping Center. Each member shall have one vote in the operation of said Association, as provided in the by-laws of the Association. The purpose of such Association shall be to encourage its members to deal fairly and courteously with their customers, to follow ethical business practices and to assist the business of the tenants by sales promotions and center-wide advertising. The Tenant agrees to pay dues to the Association as approved by a majority vote of the members of the Association. Such dues will be a minimum of $.50 per square foot leased per calendar year for Tenant, and $.25 per square foot of total leasable space in the Center for Owner, subject to increases approved by the Association, which will be no less than an annual increase equal to any increase in the All Urban Consumers of the Consumer Price Index for the San Francisco — San Jose region (1982-84=100), not to exceed ten percent (10%) per year. Owner’s obligation to the Association will be limited to one half (1/2) of the rate per square foot paid by all Tenants of the Shopping Center. Delinquency in any dues or assessments or failure to become and remain a member of the Association shall be deemed a material default under this lease. Nothing in the By-Laws or regulations of the said Association shall be in conflict with the provisions of this Lease, including without limiting the generality of the foregoing any reasonable rules and regulations adopted pursuant to the provisions of Section 6.05 hereof.

SECTION 17.04. Marketing Fund Alternate.

Owner may, in Owner’s sole discretion, elect to establish a Marketing Fund in lieu of the Merchants’ Association described in Section 17.03, In such event, Tenant shall pay to Owner as additional rent the same amount as would have been contributed to the Merchants’ Association, as adjusted from time to time as provided in Section 17.03. Owner will contribute the sum specified in Section 17.03 to the fund and use the Marketing Fund to promote and advertise the Shopping Center in the manner Owner deems appropriate and for the best interest of the Shopping Center as a whole. Owner may elect to make all or part of its contribution in the form of the full time or part time services of a marketing director, promotion director, or marketing consultant, any of whom may also be employees, agents, or consultants of Owner, and all of whom will serve under the supervision and control of Owner who shall have the sole right to employ and discharge same.

SECTION 17.05. Use of Shopping Center Name.

Tenant shall use the name of the Shopping Center in which the Leased Premises are located in all of Tenant’s advertising in connection with Tenant’s business at the premises and for no other purpose except with Owner’s consent. Tenant shall not have or acquire any property right or interest in the name of the Shopping Center. Owner reserves the right to change the name, title, or address of the Shopping Center or the address of the premises at any time and Tenant waives all claims for damages caused by any such change.

SECTION 17.06. Cooperation.

Tenant agrees to join and cooperate with Owner and other tenants in all joint promotions and advertising of the Shopping Center whenever funds of the Merchants’ Association or Marketing Fund (as applicable) are being used, including working with advertising layout specialists, coupon promotions, seminars, special promotional events, and other promotional or advertising activities.

ARTICLE EIGHTEEN
DESTRUCTION OF LEASED PREMISES

SECTION 18.01. Insured Destruction.

a. If, during the term, the Leased Premises or the building and other improvements in which the Leased Premises are located are totally or partially destroyed from a risk covered by the insurance described in Section 12.02, rendering the Leased Premises totally or partially inaccessible or unusable, Owner shall restore the Leased Premises or the building and other improvements in which the Leased Premises are located to substantially the same condition as they were immediately before destruction, in the manner provided in Section 18.03 below. Such destruction shall not terminate this lease. If the existing laws do not permit the restoration, either party can terminate this lease immediately by giving notice to the other party.

b. If the cost of the restoration exceeds the amount of proceeds received from the insurance required under Section 12.02, Owner can elect to terminate this lease by giving notice to Tenant within thirty (30) days after determining that the restoration cost will exceed the insurance proceeds. In the case of destruction to the Leased Premises only, if Owner elects to terminate this lease, Tenant within thirty (30) days after receiving Owner’s notice to terminate can elect to pay to Owner, at the time Tenant notifies Owner of its election, the difference between the amount insurance proceeds and the cost of restoration, in which case Owner shall restore the Leased Premises. Owner shall give Tenant satisfactory evidence that all sums contributed by Tenant as provided in this Section have been expended by Owner in paying for the cost of restoration.

c. If Owner elects to terminate this lease and Tenant does not elect to contribute toward the cost of restoration as provided in this Section this lease shall terminate.

SECTION 18.02. Uninsured Destruction.

a. If, during the term, the Leased Premises or the building and other improvements in which the Leased Premises are located are totally or partially destroyed from a risk not covered by the insurance described in Section 12.02, rendering the Leased Premises totally or partially inaccessible or unusable, Owner shall restore the Leased Premises and other improvements in which the Leased Premises are located to substantially the same condition as they were in immediately before the destruction, provided that the cost of restoration does not exceed 25% of the replacement value of the building in which the Leased Premises are located.

b. If the cost of restoration exceeds the 25% of the then replacement value of the building in which the Leased Premises are located, Owner can elect to terminate this lease by giving notice to Tenant within thirty (30) days after determining the restoration cost and replacement value.

c. In the case of destruction to the Leased Premises only, if Owner elects to terminate this lease, Tenant can within thirty (30) days after receiving Owner’s notice to terminate, elect to pay to Owner, at the time Tenant so notifies Owner of its election, the difference between 10% of the then replacement value of the Leased Premises and the actual cost of restoration, in which case Owner shall restore the Leased Premises. Owner shall give satisfactory evidence that all sums contributed by Tenant as provided in this Section have been expended by Owner in paying the actual cost of restoration.

d. If Owner elects to terminate this lease and Tenant does not elect to perform the restoration or contribute toward the cost of restorations provided in this Section, this lease shall terminate.

SECTION 18.03. Extent of Owner's Obligation to Restore.

a. If Owner is required or elects to restore the Leased Premises as provided in Sections 18.01 and 18.02, Owner shall diligently pursue such restoration to completion.

b. If Owner is required or elects to restore the Leased Premises as provided in Sections 18.01 or 18.02, Owner shall not be required to restore alterations made by Tenant, Tenant Improvements, Tenant’s trade fixtures, and Tenant’s personal property. Such excluded items are the sole responsibility of Tenant to restore.

SECTION 18.04. Abatement or Reduction of Rent

In the case of destruction, there shall be an abatement or reduction of rent, except any percentage rent, between the date of destruction and the date of completion of restoration, based upon the extent to which the destruction interferes with Tenant’s use of the Leased Premises.

SECTION 18.05. Termination Due to Destruction.

If Owner has been unable to restore the Leased Premises by twelve (12) months after the destruction, Tenant shall be entitled to terminate this lease without further obligation, effective thirty (30) days following written notice to Owner. Tenant waives the provisions of Civil Code Section 1932 (2) and 1933 (4) with respect to termination by reason of destruction of the premises. If the existing laws at the time of destruction do not permit restoration by Owner, either party can terminate this lease immediately by giving notice to the other party.

ARTICLE NINETEEN
EMINENT DOMAIN

SECTION 19.01. Total Condemnation.

If the whole of the Leased Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the term of this Lease shall cease and terminate as of the date of title vesting in such proceeding and all rentals shall be paid up to that date and Tenant shall have no claim against Owner for the value of any unexpired term of this Lease.

SECTION 19.02. Partial Condemnation.

If any part of the Leased Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, and in the event that such partial taking or condemnation shall render the Leased Premises unsuitable for the business of Tenant, then the term of this Lease shall cease and terminate as of the date of title vesting in such proceeding and Tenant shall have no claim against Owner for the value of any unexpired term of this Lease. In the event of a partial taking or condemnation which is not extensive enough to render the premises unsuitable for the business of Tenant, then Owner shall within reasonable time restore the Leased Premises to a condition comparable to its condition at the time of such condemnation less the portion lost in the taking, and this Lease shall continue in full force and effect. Each party waives the provision of the Code of Civil Procedures Section 1265.130 allowing either party to petition the Superior Court to terminate this lease in the event of a partial taking of the Leased Premises.

SECTION 19.03. Parking Area.

If more than 10% of the common parking areas in the Shopping Center shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the term of this Lease shall cease and terminate as of the date of title vesting in such proceeding unless Owner shall take reasonable steps to provide other parking facilities substantially equal to the original parking, and such parking facilities shall be provided by Owner at its own expense.

SECTION 19.04. Owner’s Damages.

In the event of any condemnation or taking as hereinbefore provided, whether whole or partial, Tenant shall not be entitled to any part of the award, as damages or otherwise, for such condemnation, except as provided in Section 19.05 below, and Owner is to receive the full amount of such award, Tenant hereby expressly waiving any right or claim to any part thereof.

SECTION 19.05. Tenant's Damages.

Although all damages in the event of any condemnation are to belong to Owner, whether such damages are awarded as compensation for diminution in the value of the leasehold or to the fee of the Leased Premises, Tenant shall have the right to claim and recover from the condemning authority, but not from Owner, such compensation as maybe separately awarded or recoverable by Tenant in Tenant’s own right on account of any and all damage to Tenant’s business by reason of the condemnation and also all damage on account of any cost or loss to Tenant for moving expenses and Tenant’s merchandise, furniture, fixtures, Tenant Improvements and equipment.

SECTION 19.06. Reduction or Abatement of Rent.

If any portion of the Leased Premises is taken by condemnation and this lease remains in full force and effect, on the date of taking the minimum monthly rent shall be reduced by an amount that is in the same ratio to minimum monthly rent as the total number of square feet in the Leased Premises taken bears to the total number of square feet in the Leased Premises immediately before the date of taking. If there is a partial taking which requires restoration, the minimum monthly rent shall be reduced during the period that Tenant’s use is impaired until a completion of restoration, but all other obligations of Tenant under this lease shall remain in full force and effect. The reduction shall be based on the extent to which the restoration interferes with Tenant’s use of the premises.

ARTICLE TWENTY
REMEDIES, DEFAULT, AND BANKRUPTCY - INSOLVENCY

SECTION 20.01. Default.

Tenant shall be in default in the event that (a) Tenant fails to pay Owner any rental installment on or before the 3rd day following Owner’s written notice to Tenant of Tenant’s failure to make such payment, (b) Tenant fails to pay Owner any other sum in the amount, manner, and at the time required, under this lease, provided that Tenant fails to make such payment within fifteen (15) days after Owner’s written notice to Tenant of Tenant’s failure to make such payment, (c) Tenant fails to implement directions from qualified consultants engaged by Owner intended to improve Tenant’s merchandising or (d) Tenant breaches this lease and fails to cure such breach as provided in this Article.

SECTION 20.02. Multiple Monetary Defaults.

The three (3) day written notice of default for a monetary default under Section 20.01 shall only be required to be given by Owner to Tenant three (3) times during the term of the Lease (including any extended term). After Owner has given Tenant notice of default for a monetary default three (3) times, an additional monetary default shall be non-curable and the Lease shall terminate on the 15th day after notice of such non-curable default being given by Owner to Tenant.

The three (3) time limit on the written notice of monetary default shall not apply to the 15 day notice of default required before termination of the Lease under Section 20.03.

SECTION 20.03. Notice of Non-Monetary Default.

Tenant shall not be in default under this Lease or in breach of this Lease for failure to perform any of the terms, conditions or covenants of this Lease to be observed or performed by Tenant (other than payment of rentals or other sums due) if Tenant commences performance or other cure of default within fifteen (15) days after receiving a written notice of default from Owner, and diligently and in good faith pursues completion of such performance or cure.

SECTION 20.04. Termination.

Unless Owner elects to continue this Lease under Section 20.07, it shall terminate: (a) three days following written notice of default in the payment of rent and failure of Tenant to cure such default as set forth above; (b) fifteen days after notice of a non-monetary default and Tenant’s failure to commence performance or cure of the default; (c) fifteen days after the third notice of a monetary default, whether or not cured, (d) upon the effective date of any assignment by Tenant for the benefit of creditors; (e) upon the effective date of the appointment of any receiver for Tenant’s property; or (f) upon the date any interest herein passes to any trustee appointed under the Bankruptcy Act (except a debtor in possession) or any trustee, assignee, or receiver for creditors.

SECTION 20.05. Damages.

On such termination, in addition to other remedies provided by law, Owner may recover from Tenant all damages specified in California Civil Code Section 1951.2, including the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss for the same period that Tenant proves could be reasonably avoided.

SECTION 20.06. Reletting.

Owner may mitigate damages caused by Tenant’s breach by reletting the property prior to the time of award or judgment. Any such reletting, unless proved by Tenant to be not in good faith, shall be conclusive upon all parties as to the rental loss for the balance of the term. Any efforts by Owner to mitigate damages by reletting shall not waive Owner’s right to recover any damages. Nor shall anything in this paragraph affect Owner’s right to indemnification for liability arising prior to the termination of this Lease for personal injuries or property damages as provided above.

SECTION 20.07. Continuation of Lease After Default.

Even though Tenant is in default, this Lease shall continue in effect for so long as Owner does not terminate Tenant’s right to possession, and Owner may enforce all Owner’s rights and remedies under this Lease, including the right to recover rent as it becomes due hereunder. Unless Tenant is otherwise notified, the following shall not constitute a termination of Tenant’s right to possession: (a) acts of maintenance or preservation or efforts to relet the property, (b) the appointment of a receiver on Owner’s initiative to protect Owner’s interest under this Lease.

SECTION 20.08. Re-Entry.

If Owner shall elect to re-enter the Leased Premises, Owner shall not be liable for damages by reason of such re-entry.

SECTION 20.09. Remedies.

All rights, options and remedies of Owner contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Owner shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Owner of any rent or other payments due hereunder or any omission by Owner to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect default other than as specified in said waiver. The consent or approval by Owner to or of any action by Tenant requiring Owner’s consent or approval shall not be deemed to waive or render unnecessary Owner’s consent or approval to or of any subsequent similar acts by Tenant.

SECTION 20.10. Legal Expenses.

In the event that any action shall be instituted by either of the parties hereto for the enforcement of any of its rights or remedies in or under this Lease, the prevailing party shall be entitled to recover from the other party all costs incurred by the prevailing party in such action, including reasonable attorney’s fees to be fixed by the court therein.

SECTION 20.1l. Interest.

In the event of any monetary default by Tenant, Owner shall be entitled to interest at the rate of TEN PERCENT (10%) per year on the amount in default commencing with the date same was due and payable (notwithstanding any grace period).

ARTICLE TWENTY-ONE
ACCESS BY OWNER

SECTION 21.01. Right of Entry.

After reasonable prior notice to Tenant and Tenant’s approval (which will not be unreasonably withheld), Owner or Owner’s agents shall have the right to enter the Leased Premises at all times to examine the same, and to show them to prospective purchasers or lessees of the building, and to make such repairs, alterations, improvements or additions as Owner may deem necessary or desirable. Owner shall be allowed to take material for repairs into and upon the Leased Premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part and the rent reserved shall in no way abate while said repairs, alterations, improvements, or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise. During the six (6) months prior to the expiration of the term of this Lease or any renewal term, Owner may exhibit the premises to prospective tenants or purchasers. If Tenant shall not be personally present to open and permit an entry into the Leased Premises, at any time, when for any reason an entry therein shall be necessary or permissible, Owner or Owner’s agents may enter the same without rendering Owner or such agents liable therefore, and without in any manner affecting the obligations and covenants of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Owner any obligation, responsibility or liability whatsoever, for the care, maintenance or repair of the building of any part hereof, except as otherwise herein specifically provided.

SECTION 21.02. Excavation.

If an excavation shall be made upon land adjacent to or under the Leased Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Leased Premises for the purpose of doing such work as Owner shall deem necessary to preserve the wall or the building of which the Leased Premises form a part from injury or damage to support the same by proper foundations, without any claim for damages or indemnification against Owner or diminution or abatement of rent.

ARTICLE TWENTY-TWO
TENANT'S PROPERTY

SECTION 22.01. Taxes on Leasehold.

Tenant shall be responsible for and shall pay before delinquency all municipal, county or state taxes assessed during the term of this Lease against any leasehold interest or personal property of any kind owned by or placed in, upon or about the Leased Premises by Tenant.

SECTION 22.02. Loss and Damage.

Owner shall not be liable for any damage to property of Tenant or of others located on the Leased Premises, nor for the loss of or damage to any property of Tenant or of others by theft or otherwise. Owner shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or leaks from any part of the Leased Premises or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature. Owner shall not be liable for any such damage caused by other tenants or persons in the Leased Premises, occupants of adjacent property, of the Shopping Center, or the public or caused by operations in construction of any private, public or quasi-public work. Owner shall not be liable for any latent defect in the Leased Premises or in the building of which they form a part. All property of Tenant kept or stored on the Leased Premises shall be so kept or stored at the risk of Tenant only and Tenant shall hold Owner harmless from any claims arising out of damage to the same, including subrogation claims by Tenant’s insurance carriers unless such damage shall be caused by the willful act or gross neglect of Owner, and through no fault of Tenant.

SECTION 22.03. Notice by Tenant.

Tenant shall give immediate notice to owner in case of fire or accidents in the Leased Premises or in the building of which the premises are a part or of defects therein or in any fixtures or equipment.

ARTICLE TWENTY-THREE
HOLDING OVER, SUCCESSORS

SECTION 23.01. Holding Over.

This Lease shall terminate and become null and void without further notice upon the expiration of the term herein specified and any holding over by Tenant after such expiration shall not constitute a renewal hereof or give Tenant any right under this Lease. If Tenant shall hold over for any period after the expiration of said term, Owner may, at its option, exercised by written notice to Tenant, treat Tenant as a Tenant from month to month commencing on the first day following the expiration of this Lease subject to the terms and conditions herein contained except that the minimum rent, which shall be payable in advance monthly, shall be one hundred fifty percent (150%) of said minimum annual rent applicable at the date of expiration. If Tenant fails to surrender the Leased Premises upon the expiration of this Lease despite demand to do so by Owner, Tenant shall indemnify and hold Owner harmless from all loss or liability, including without limitation, any claims made by any succeeding tenant founded on or resulting from such failure to surrender.

SECTION 23.02. Successors.

All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators/ successors, and assigns of said parties; and if there shall be more than one tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been approved by Owner in writing as provided in Section 15.01 hereof.

ARTICLE TWENTY-FOUR
QUIET ENJOYMENT

SECTION 24.01. Owner's Covenant.

Upon payment by Tenant of the rents herein provided, upon the observance and performance of all the covenants, terms and conditions on Tenant’s part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the term hereby leased without hindrance or interruption by Owner or any other person or persons lawfully equitably claiming, by, through or under the Owner, subject, nevertheless, to the terms and conditions of this Lease.

ARTICLE TWENTY-FIVE
MISCELLANEOUS

SECTION 25.01. Waiver.

The waiver of Owner of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Owner shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Owner’s knowledge of such preceding breach at the time of acceptance of such rent. No covenant, term or condition of this Lease shall be deemed to have been waived by Owner, unless such waiver be in writing by Owner.

SECTION 25.02. Accord and Satisfaction.

No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed on accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner’s right to recover the balance of such rent or pursue an other remedy in this Lease provided.

SECTION 25.03. Entire Agreement.

The Lease, Exhibits, and Addenda, if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Owner and Tenant concerning the Leased Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Owner or Tenant unless reduced to writing and signed by the party to be charged with their performance.

SECTION 25.04. No Partnerships.

Owner does not in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant. The provisions of this Lease relating to the percentage rent payable hereunder are included solely for the purpose of providing a method whereby the rent is to be measured and ascertained.

SECTION 25.05. Force Majeure.

If either party, except as otherwise herein specifically provided, shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulation, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of delay the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section 25.05 shall not operate to excuse Tenant from the prompt payment of rent, percentage rent, additional rent or any other payments required by the terms of this Lease.

SECTION 25.06. Notices.

(a) Any notice by Tenant to Owner must be served by certified or registered mail, postage prepaid, return receipt requested, addressed to Owner at the address set forth in Exhibit A, or at such other address as owner may designate by written notice.

(b) Any notice by Owner to Tenant must be served by certified or registered mail, postage prepaid, return receipt requested, addressed to Tenant at the address set forth in Exhibit A, or at such other address as Tenant may designate by written notice.

SECTION 25.07. Captions and Section Numbers.

The captions, section numbers, article numbers, and index appearing in this Lease are inserted only as matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease.

SECTION 25.08. Tenant Defined. Use of Pronoun.

The word “Tenant” shall be deemed and taken to mean each and every person or party mentioned as a Tenant herein, be the same one or more; and if there shall be more than one Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and shall have the same force and effect if as given by or to all thereof. The use of the neuter singular pronoun to refer to Owner or Tenant shall be deemed a proper reference even though Owner or Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of the Lease apply in the plural sense where there is more than one Owner or Tenant and to either corporations, associations, partnerships, or individuals, males or females, shall in all instance be assumed as though in each case fully expressed.

SECTION 25.09. Partial Invalidity.

If any term, covenant or condition of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

SECTION 25.10. No Option.

The submission of this Lease by Owner to Tenant does not constitute a reservation of or option for the Leased Premises, and this Lease becomes effective as a Lease only upon execution hereof by Owner and Tenant, and delivery of the executed Lease by Owner to Tenant.

SECTION 25.11. Recording.

Tenant shall not record this Lease or any memorandum without the written consent of Owner. If any reference to this Lease inadvertently appears on the recording index in any way,

Tenant shall execute a quitclaim upon request by Owner and Tenant’s failure to do so shall render Tenant liable for all damages and expenses caused to Owner.

SECTION 25.12. Exhibits.

The following Exhibits are attached hereto and made a part hereof, plus any additional Exhibits described in Exhibit A.

Exhibit A	Basic Lease Provisions
Exhibit B	Site Plan
Exhibit C	Store Plan
Exhibit D	Sign Plan and Specifications
Exhibit E	Tenant Improvement Specification
Exhibit F	Copy Merchants' Association by-laws (subject to change)

SECTION 25.13. Addenda.

Addenda to this Lease, if any, are attached hereto and made a part hereof, if signed or initialed by Owner and Tenant.

EXECUTED at Watsonville, California on the date and year first set forth in the Basic Lease Provisions (Exhibit A).

OWNER:	TENANT:
SIEGLE FAMILY TRUST	COMMUNITY BANK OF CENTRAL CALIFORNIA
dated October 14, 1988	a California corporation
By:/s/ RODERICK D. SIEGLE	By:/s/ HARRY D. WARDWELL
Roderick D. Siegle, Trustee	Sr VP, Branch Administrator
Harry D. Wardwell

ADDENDUM ONE

FORM OF COMMENCEMENT ADDENDUM

RODERICK D. SEIGLE, Trustee of the SEIGLE FAMILY TRUST dated October 14,1988, “Owner,” and COMMUNITY BANK OF CENTRAL CALIFORNIA, a California corporation, “Tenant,” agree as follows:

1. Lease. This Addendum One is incorporated into the lease between the parties concerning 1915 Main Street, in Watsonville, California, hereinafter referred to as the "Lease." This Commencement Addendum shall be signed upon Tenant's occupancy and when signed, shall be deemed a part of the Lease.

2. Area Leased. The area of Landlord's Building leased to Tenant and referred to in Exhibit A of the existing lease is 971 [adjust if necessary] +/- square feet which shall be deemed the area leased for all purposes, regardless of any subsequently discovered discrepancy.

3. Commencement/Expiration Date. The Lease provides that the parties will by this Commencement Addendum state the Commencement Date, which the parties hereby agree to be________, 2000 for all purposes in the Lease. The Lease will terminate on, 2003, subject to Tenant's Option to Extend which must be exercised (if at all) during the month beginning _______, 2002 and ending______________,2003.

4. Rent. The parties acknowledge that rent for the first month has been prepaid. The next rental payment is due on _________, 2000, and will consist of the following [adjust as necessary]:

____________Rent	$ 864.19
____________CAMs@35¢	339.85
Total due	$ 1,204.04

5. Confirmation. In all other respects, the Lease is confirmed.

Executed at Watsonville, California on ___________, 2000.

OWNER:	TENANT:
SEIGLE FAMILY TRUST	COMMUNITY BANK OF CENTRAL CALIFORNIA
dated October 14,1988	a California corporation
By: DO NOT SIGN	By: DO NOT SIGN
Roderick D. Seigle, Trustee	[print name and title of authorized officer]

DO NOT SIGN UNTIL AFTER OCCUPANCY AND REQUESTED BY OWNER

ADDENDUM TWO
OPTION TO EXTEND

This Addendum Two is to that Lease between RODERICK D. SEIGLE, Trustee of the SEIGLE FAMILY TRUST dated October 14,1988 (Owner) and the undersigned Tenant concerning the Leased Premises described in the Lease to which this Addendum is incorporated by reference.

1. Option to Extend. Provided Tenant is not in default hereunder, Tenant shall have the option to extend the term of this Lease for the additional period(s) set forth in Exhibit A (Basic Lease Provisions). Any such extension shall be on all the same terms and conditions of this Lease except for this option and except for the rent which shall be renegotiated as provided in paragraph 3 of this Addendum below.

2. Exercise of Option. Each option to extend must be exercised (if at all) by delivery of a written notice to Owner at least nine (9) months but no more than twelve (12) months preceding the end of the term of this Lease as set forth in Section 1.04 of the Lease, or as such term may have been extended pursuant to the terms of the Lease, as appropriate. Tenant’s exercise of Option is subject to Tenant’s right to withdraw the exercise in the event that the Owner and Tenant cannot agree upon a rental and the rental is set by arbitration as provided in paragraph three (3) below. This right to withdraw the exercise of Option will expire thirty (30) days after service of the decision of the rental arbitrators following the procedures set forth in paragraph three (3) below. Tenant will have no such right if Owner and Tenant agree upon a rental.

3. Rental Arbitration. The rental for any extended term shall be the then current market rent for the Shopping Center as agreed between Owner and Tenant. If they cannot agree upon a rental, then Owner and Tenant shall each appoint an arbitrator/appraiser who shall be a licensed real estate broker or other person qualified by reason of professional or business experience to know the prevailing rentals for shopping centers in the Pajaro Valley and Aptos area. Either party may so appoint an arbitrator at any time after disagreement by notifying the other of the name and address of the arbitrator so appointed. Upon receipt of such notice, the other party shall appoint a separate arbitrator within fifteen (15) days after service of such notice. In the event either party fails to so designate a separate arbitrator within such fifteen (15) day period, the other party shall have the right to apply to the presiding judge of the Superior Court of Santa Cruz County, California for the appointment of the second arbitrator meeting the criteria set forth above. The two arbitrators thus appointed (in either matter) shall determine the fair market rental value of the leased property within twenty (20) business days of the appointment of the second arbitrator. If the two arbitrators agree upon a value, or if the higher of the two values is no greater than one hundred and ten percent (110%) of the value determined by the other arbitrator, then the fair market rent for the extended term shall be equal, to the average of the two values. In the event the higher of the two values determined by such arbitrators is greater than one hundred and ten percent (110%) of the value determined by the other arbitrators, then the two arbitrators shall mutually agree upon and appoint a third arbitrator within ten (10) business days after the last of the two appraisals is completed. The third arbitrator shall then proceed to determine and shall have the sole and complete authority to determine the rental value of the extended term; provided, however, that such rental value so determined shall be no greater then the higher of the two values, and no less than the lower of the two values determined by the first two arbitrators. In the event the first two arbitrators fail to appoint the third arbitrator within ten (10) business days after the last of the first two appraisals is completed, then either party may have the third arbitrator appointed by the presiding judge of the Superior Court of Santa Cruz County, California. The decision of the arbitrators as provided above shall be final, conclusive and binding on all parties. Each such appraisal shall be in writing and signed by the appropriate arbitrator with a signed copy delivered to each party. Each party shall pay the respective charges of their respective arbitrator and the expenses incurred by same. The charges for the services and expenses of the third arbitrator shall be borne by Owner and Tenant in equal shares. Each party shall bear its respective attorneys fees incurred in connection with the appraisal/arbitrator procedure.

Date: 4/27, 2000

OWNER:	TENANT:
SIEGLE FAMILY TRUST	COMMUNITY BANK OF CENTRAL CALIFORNIA
dated October 14, 1988	a California Corporation
By: /s/ RODERICK D. SEIGLE	By: /s/ HARRY D. WARDWELL
Roderick D. Seigle, Trustee	[print name and title of authorized officer]
Sr. VP, Branch Administrator
Harry D. Wardwell

ADDENDUM THREE
LEASE RENEWAL AND MODIFICATION TO THE LEASE

This Third Addendum is made between CROSSROADS SEAGULLS, LLC, (SUCCESSORS TO THE SEIGLE FAMILY TRUST) dba WATSONVILLE CROSSROADS SHOPPING CENTER (“Owner”), and COMMUNITY BANK OF CENTRAL CALIFORNIA, a California Corporation, (“Tenant”) who agree as follows:

RECITAL: Owner and Tenant are parties to an existing lease dated April 25, 2000, concerning the Premises known as 1915 Main Street, Watsonville, CA. in the Watsonville Crossroads Shopping Center. Owner, the Seigle Family Trust, purchased the Watsonville Crossroads Shopping Center from Watsonville Crossroads, LLC in 1998. In January 2003, the Seigle Family Trust was succeeded by Crossroads Seagulls LLC.

TERM: The term of the lease shall be extended to expire on May 31,2008

SIZE: The Premises will be increased in size from approximately 971 sf to approximately 1,676 sf effective June 1,2003. This expansion is further detailed in Exhibit AA to the Lease

RENT: The Minimum Rent for the extended term will be as follows:

Yr 4 June 1, 2003 — July 31, 2003	$l,310.85/mo + NNN costs
Yr 4 Aug. l, 2003 — May 31, 2004	$2,262.60/mo + NNN costs
Yr 5 June 1, 2004 — May 31, 2005	$2,330.48/mo + NNN costs
Yr 6 June 1, 2005 — May 31, 2006	$2,400.00/mo + NNN costs
Yr 7 June 1, 2006 — May 31, 2007	$2,472.40/mo + NNN costs
Yr 8 June 1, 2007 — May 31, 2008	$2,546.58/mo + NNN costs

The revised rent schedule reflecting the 1,676 sf Premises shall commence on June 1,2003.

Tenant shall pay rent and NNN costs on the original 971 square feet only during June and July 2003. Rent and NNN costs for the 705 square feet expansion area will be abated for June and July 2003.

CONSTRUCTION COSTS: Tenant shall pay for all construction costs associated with the expansion. Owner will deliver the space “as-is” with a demising wall separating the expansion space from the contiguous tenant American General Finance. This demising wall will be insulated and sheetrocked; but will not be taped nor textured. Any electrical outlets or telecommunication ports, and finish work to the wall will be at Tenant’s sole expense. All Tenant Improvements shall be subject to the general requirements under the Lease.

Owner shall contribute a total of Ten Thousand Five Hundred Seventy Five Dollars ($10,575.00) to Tenant for Tenant Improvements. This contribution will be in the form of rent reductions over the first two years of the renewal period (years four and five). From June 2003 though May 2005, each month, Tenant shall deduct Four Hundred Forty Dollars and Sixty Two Cents ($440.62) per month from the rent due.

For example, on June 1, 2003, the base rent due would be $1,310.85 less $440.62 for a total base rent due of $8 70.23 plus the NNN CAM reserve of $3 78.69 for a total rent due of $1,248.92.

OPTION TO RENEW: Tenant, if not in default, shall have the Option to Renew the Lease for one (1) five (5) year term; extending the lease through May 2013. Rent shall be determined as described in Addendum Two of the Lease.

Unless specifically modified in this Addendum Three, the Lease shall remain unchanged.

This Addendum Three is hereby confirmed:

Owner: Crossroads-Seagulls, LLC.

/s/ RODERICK SEIGLE 4/30/03
Roderick Seigle, Manager date

Tenant: Community Bank of Central California, Inc.
/s/ HARRY D. WARDWELL
By: 5-2-03 date
Title: Sr Vice President, Br Administrator